UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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STANLEY BLACK & DECKER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STANLEY BLACK & DECKER, INC.

March 9, 2016

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. on April 20, 2016, at the Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this document).

This document includes the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

John F. Lundgren Chairman and Chief Executive Officer

2016 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m., April 20, 2016

Place:	Stanley Black & Decker University
1000 Stanley Drive
New Britain, Connecticut 06053

Record Date:	February 19, 2016

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

●	Election of directors
●	Approve selection of Ernst & Young LLP as the registered independent public accounting firm for fiscal 2016
●	Approve compensation of named executive officers on an advisory basis
●	Consider shareholder proposal that the Company adopt a general payout policy that gives preference to share repurchases (relative to cash dividends) as a method to return capital to shareholders
●	Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

			Page Reference
Proposal No.	Matter	Board Vote Recommendation	(for more detail)
1	Election of Directors	FOR EACH NOMINEE	1
2	Approve Ernst & Young LLP as the Registered Independent
	Public Accounting Firm for Fiscal 2016	FOR	48
3	Approve Compensation of Named Executive Officers on an
	Advisory Basis	FOR	49
4	Shareholder Proposal: General Payout Policy	AGAINST	51

Board Nominees

The following table provides summary information about each director nominee (please see “Item 1—Election of Directors” for more information). Each director is elected by a plurality of the votes cast. However, if a director nominee in an uncontested election receives more votes “against” than “for” election, the term of that director will end on the earlier of (1) 90 days or (2) the date the Board selects a successor; provided that the Board (excluding such nominee) will have the right to select any qualified individual to fill the vacancy (including, subject to the Board’s fiduciary duties to the Company, such nominee) (please see “Voting Information, Vote required for approval” for more information). Michael D. Hankin is not currently a director. Each other director nominee is a current director and attended at least 75% of the aggregate of all meetings of the Board and each committee on which he or she sits that were held during the director nominee’s tenure.

(i)

		Director			Committee Memberships
Name	Age	Since	Occupation	Independent	E	A	CG	FP	CO
Andrea J. Ayers	52	2014	President and Chief Executive	X				X	X
			Officer, Convergys Corporation
George W. Buckley	69	2010	Retired Executive Chairman,	X	X	X			X
			3M Company
Patrick D. Campbell	63	2008	Retired Senior Vice President	X	X	X			C
			and Chief Financial Officer, 3M
			Company
Carlos M. Cardoso	58	2007	Principal of CMPC Advisors,	X			X		X
			LLC
Robert B. Coutts	66	2007	Retired Executive Vice	X	X		C	X
			President, Electronic Systems,
			Lockheed Martin Corporation
Debra A. Crew	45	2013	President and Chief Operating	X			X	X
			Officer, R.J. Reynolds Tobacco
			Co.
Michael D. Hankin	58		President and Chief Executive	X
			Officer, Brown Advisory
			Incorporated
Anthony Luiso	72	2010	Retired President Campofrío	X	X	C	X
			Spain, Campofrío
			Alimentación, S.A.
John F. Lundgren	64	2004	Chairman and Chief Executive		C
			Officer, Stanley Black &
			Decker, Inc.
Marianne M. Parrs	71	2008	Retired Executive Vice	X		X			X
			President and Chief Financial
			Officer, International Paper
			Company
Robert L. Ryan	72	2010	Retired Senior Vice President	X	X		X	C
			and Chief Financial Officer,
			Medtronic, Inc.
____________________

E	Executive Committee
A	Audit Committee
CG	Corporate Governance Committee
FP	Finance and Pension Committee
CO	Compensation and Organization Committee
C	Chair

(ii)

Corporate Governance Highlights

●	In each of the last three years, a majority of the Company’s shareholders (94.1% of votes cast in 2015, 93.4% of votes cast in 2014 and 92.9% of votes cast in 2013), voted “for” the compensation of our named executive officers in connection with the “Say on Pay” vote.

●	The Company’s Rights Agreement will lapse, by its terms, on March 10, 2016. Based on shareholder comments and consideration of best practices, the Board has determined that it will not extend the Rights Agreement.

●	As part of the Board’s ongoing review of the Company’s corporate governance and compensation practices, the Board considered the results of last year’s Say on Pay vote, examined current views on corporate governance best practices and determined that our executive compensation programs are designed to reward pay for performance.

Auditors

We ask that the shareholders approve the selection of Ernst & Young LLP as our registered independent public accounting firm for fiscal year 2016. Please see “Item 2—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2014 and 2015.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including:

●	We attained total shareholder return of 13% in 2015 and recorded three-year annualized total shareholder return of 17%.
●	From announcement of the merger between The Stanley Works and The Black & Decker Corporation in November 2009 (the “Merger”) to the end of our 2015 fiscal year, those shareholders who held The Stanley Works stock have seen a 136% increase in stock price and shareholders who held Black & Decker stock have seen a 188% increase in the stock price (reflecting the issuance of 1.275 shares of The Stanley Works common stock for each share of Black & Decker stock).

●	The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs, as evidenced by Say on Pay votes in each of the last three years, and determined that our executive compensation programs are designed to reward pay for performance.

●	Our long-term performance targets are aggressive and our pay for performance structure is functioning, as evidenced by the fact that two of our last five long-term incentive programs have paid out below target.

●	Our pay for performance alignment is strong, with pay opportunity targeted at the market median and realizable pay over the most recent available three-year period for the Chief Executive Officer showing strong alignment with our TSR performance.

●	Our compensation programs follow executive compensation best practices such as: no tax gross-ups on severance arrangements or perquisites, a policy prohibiting hedging of Company stock, and a holding period requirement on executive stock ownership.

Please see “Item 3—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

2017 Annual Meeting

●	Shareholder proposals submitted for inclusion in our 2017 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act must be received by us no later than November 9, 2016.
●	Notice of shareholder proposals for the 2017 Annual Meeting of Shareholders, submitted other than pursuant to Rule 14a-8, must be delivered to us no earlier than November 9, 2016 and no later than December 9, 2016.

Please see “Shareholder Proposals for the 2017 Annual Meeting” for more information.

(iii)

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2016

To the Shareholders:

The Annual Meeting of Shareholders of Stanley Black & Decker, Inc. will be held at the Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 20, 2016, at 9:30 a.m. for the following purposes:

(1)	To elect the Board of Directors of Stanley Black & Decker, Inc.;

(2)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2016 fiscal year;

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)	To consider a shareholder proposal that the Company adopt a general payout policy that gives preference to share repurchases (relative to cash dividends) as a method to return capital to shareholders; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 19, 2016 are entitled to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 20, 2016: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge by clicking on “SEC Filings” under the Investor section of the Company’s website (www.stanleyblackanddecker.com).

Bruce H. Beatt
Secretary

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 20, 2016 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2016 Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 12, 2015 and before December 12, 2015. The Company has received no such notice. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 9, 2016.

ITEM 1—ELECTION OF DIRECTORS

At the 2016 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors. Each director, if elected, will serve until the 2017 Annual Meeting and until the particular director’s successor has been elected and qualified.

The Board of Directors recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

ANDREA J. AYERS, President and Chief Executive Officer of Convergys Corporation, has been a director of the Company since December 2014.

Ms. Ayers has served as President and Chief Executive Officer of Convergys Corporation since November 2012, and a director of Convergys since October 2012. From 2008 – 2012, Ms. Ayers served as President of Convergys Customer Management Group, Inc., and from 2010 – 2012 Ms. Ayers also served as Chief Operating Officer of Convergys Customer Management Group Inc.

Ms. Ayers is 52 years old and is a member of the Compensation and Organization Committee and the Finance and Pension Committee.

Ms. Ayers had a significant role in the transformation of Convergys from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide. She has expertise in multi-channel customer experience, customer management analytics and technology. Ms. Ayers’ experience and expertise provide a valuable resource to the Board and management.

GEORGE W. BUCKLEY, retired, Executive Chairman of 3M Company, was elected Lead Independent Director of the Company in April 2015 and has been a director of the Company since March 2010.

Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 2012. From 1993 to 1997, Mr. Buckley served as the chief technology officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as Chairman of Smiths Group plc, a director of Hitachi Ltd. and a director of PepsiCo, Inc. Within the past five years Mr. Buckley has served on the boards of 3M Company, Ingersoll-Rand plc and Tyco Corporation.

Mr. Buckley, who is 69, is a member of the Audit Committee, the Compensation and Organization Committee and the Executive Committee.

As the former Chairman, President and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation, provides a valuable resource to the Board and management.

PATRICK D. CAMPBELL, retired, Senior Vice President and Chief Financial Officer of 3M Company, has been a director of the Company since October 2008.

Mr. Campbell served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance related positions during his 25-year career with that company. Mr. Campbell is a director of SPX Flow, Inc. and Solera, Inc.

Mr. Campbell is 63 years old and is Chair of the Compensation and Organization Committee and a member of the Audit Committee and the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for five years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a resource for management.

CARLOS M. CARDOSO, Principal of CMPC Advisors LLC., has been a director of the Company since October 2007.

Mr. Cardoso joined CMPC Advisors LLC in January 2015. Prior to that, he served as Chairman of Kennametal, Inc. from January 2008 until December 2014 and as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso also serves as a director of Hubbell Incorporated.

Mr. Cardoso is 58 years old and is a member of the Corporate Governance Committee and the Compensation and Organization Committee.

As Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faced the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired, Executive Vice President, Electronic Systems of Lockheed Martin, has been a director of the Company since July 2007.

Mr. Coutts served as Executive Vice President, Electronic Systems of Lockheed Martin from 1998 through 2008. While at Lockheed Martin, Mr. Coutts also served as Chairman of Sandia National Laboratories. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc., and within the past five years has served on the board of Pall Corporation.

Mr. Coutts is 66 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and of the Executive Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, program management, supply chain management, technology and government contracting that is of value to the Board as the Company continues to improve its global manufacturing operations and sourcing.

DEBRA A. CREW, President and Chief Operating Officer, R.J. Reynolds Tobacco Co., has been a director of the Company since December 2013.

Ms. Crew joined R.J. Reynolds Tobacco Co. on October 1, 2014 as President and Chief Commercial Officer, and became President and Chief Operating Officer of the company effective October 1, 2015. Before joining R.J. Reynolds Tobacco, Ms. Crew served as President and General Manager, Pepsico North America Nutrition from August 2014 to September 2014, as President, Pepsico Americas Beverages from August 2012 through August 2014 and as President, Western European Region of PepsiCo Europe from April 2010 through August 2012. Prior to her tenure with PepsiCo, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Inc. from 1997 to 2004. From 1993 to 1997, Ms. Crew served as a captain in the US Army, in military intelligence.

Ms. Crew is 45 years old and is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Ms. Crew brings to the Board an impressive record of success with leading global consumer products companies as well as a broad range of experience in marketing, operations and strategy. Ms. Crew’s global perspective, combined with proven commercial capabilities and exposure to world-class innovation planning processes, provides tremendous value to the Company’s pursuit of profitable growth.

MICHAEL D. HANKIN, President and Chief Executive Officer, Brown Advisory Incorporated, has been nominated for election to the Company’s Board of Directors on the recommendation of the Corporate Governance Committee.

Mr. Hankin has served as Chief Executive Officer of Brown Advisory since 1998, when the firm was purchased from Alex. Brown & Sons by a group of employees. From 1993 to 1998, Mr. Hankin served as Executive Vice President and Chief Operating Officer of Alex. Brown & Sons where he helped create the business that became Brown Advisory. Prior to that, Mr. Hankin was a partner at Piper & Marbury (now DLA Piper), where he specialized in business and tax law. Mr. Hankin is a director of Brown Advisory Funds and of Brown Advisory Funds plc.

During Mr. Hankin’s tenure as Chief Executive Officer of Brown Advisory, the firm has grown from a company with approximately $1.5 billion assets under management to a company with over $50 billion assets under management and has expanded its operations throughout the United States and in Europe, Brazil and Asia.

Mr. Hankin is 58 years old.

Mr. Hankin’s experience building and running a successful, complex and increasingly global company, his familiarity with financial and investment planning and analysis and his understanding of capital structure and valuation issues will make him a valuable resource for the Board and management.

ANTHONY LUISO, retired, President, Campofrío Spain, Campofrío Alimentación, S.A., has been a director of the Company since March 2010.

Mr. Luiso was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. He held various positions at Beatrice, including President and Chief Operating Officer of the International Food Division and President and Chief Operating Officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become Group Vice President and Chief Operating Officer of the Foodservice Group of International Multifoods Corporation and served as Chairman of the Board, President, and Chief Executive Officer of that corporation until 1996. He served as Executive Vice President of Tri Valley Growers during 1998. In 1999, he joined Campofrío Alimentación, S.A., the leading processed meat products company in Spain, as President-International and subsequently served as President of Campofrío Spain through 2001.

Mr. Luiso, who is 72, is Chair of the Audit Committee and a member of the Corporate Governance Committee and of the Executive Committee.

Based on Mr. Luiso’s service as a director of Black & Decker for over 20 years, he has extensive knowledge of the Black & Decker business. This knowledge, together with his prior management experience, is of great value to the Board and management.

JOHN F. LUNDGREN, Chairman and Chief Executive Officer of the Company, has been a director of the Company since March 2004.

Mr. Lundgren served as Chairman and Chief Executive Officer of the Company from March 2004 through March 2010. In connection with the merger with Black & Decker, Mr. Lundgren relinquished his role as Chairman of the Board on March 12, 2010. On March 13, 2013, Mr. Lundgren again assumed the role of Chairman of the Board in addition to his role as Chief Executive Officer. Before he joined the Company, Mr. Lundgren served as President-European Consumer Products of Georgia-Pacific Corporation from 2000 to 2004. Formerly, he had held the same position with James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific. Mr. Lundgren also serves on the board of Callaway Golf Company.

Mr. Lundgren is 64 years old and is Chair of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Lundgren provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Lundgren’s service on the Board and as Chief Executive Officer of the Company provides necessary continuity of leadership for the Board and management.

MARIANNE M. PARRS, retired, Executive Vice President and Chief Financial Officer at International Paper Company, has been a director of the Company since April 2008.

Ms. Parrs held a number of executive and management positions at International Paper Company beginning in 1974, including Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain-Delivery from 1999 to 2005, and Executive Vice President and Chief Financial Officer from November 2005 until the end of 2007.

Ms. Parrs also serves on the boards of CIT Group Inc.; Signet Jewelers Limited; the RISE Foundation in Memphis, Tennessee; New Memphis Institute in Memphis, Tennessee; and the United Way of the Mid-South. Ms. Parrs is 71 years old and is a member of the Audit Committee and the Compensation and Organization Committee.

As the former Executive Vice President and Chief Financial Officer of International Paper Company, Ms. Parrs brings expert knowledge in finance to the Board. Ms. Parrs also brings experience in supply chain management and communication matters through an earlier role at International Paper Company. This experience makes Ms. Parrs a valuable resource for the Board and management.

ROBERT L. RYAN, retired, Senior Vice President and Chief Financial Officer, Medtronic Inc., has been a director of the Company since March 2010.

Mr. Ryan was a management consultant for McKinsey and Company and a Vice President for Citicorp. He joined Union Texas Petroleum Corporation as Treasurer in 1982, became Controller in 1983, and was promoted to Senior Vice President and Chief Financial Officer in 1984. In April 1993, Mr. Ryan was named the Senior Vice President and Chief Financial Officer of Medtronic, Inc. He retired from Medtronic in 2005. Mr. Ryan also serves as a director of General Mills, Inc., is a trustee of Cornell University, and within the past five years has served on the boards of Citigroup Inc., UnitedHealth Group, Inc. and The Hewlett-Packard Company.

Mr. Ryan, who is 72, is Chair of the Finance and Pension Committee and a member of the Corporate Governance Committee and of the Executive Committee.

As the former Chief Financial Officer of Union Texas Petroleum Corporation and Medtronic, Inc., Mr. Ryan has extensive experience in finance matters and is a financial expert. Mr. Ryan also has served on a number of boards of public companies, and the experience gained by serving on those boards makes him a valuable resource for the Board and management.

Board of Directors

Qualifications of Directors and Nominees. The Company carefully considered the qualifications, skills and experience of each nominee when concluding that the nominee should serve on the Board. With respect to each individual nominee, the Company believes that the nominee is appropriate to serve on the Board due to the qualifications and experience described above. The Company believes that each of the incumbent directors should be reelected, as their qualifications, skills and experience continue to be of value to the Company.

Board Leadership Structure. Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board at which he is present and, jointly with the Lead Independent Director, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. The Lead Independent Director presides at executive sessions of the Board and at any meeting of the Board at which the Chairman is not present, participates in the establishment of agendas as described in the preceding sentence, ensures that the views, opinions and suggestions of the other independent directors are adequately brought to the attention of the Chairman and, together with the Chairman, ensures that such views, opinions and suggestions are adequately addressed with the Board.

Risk Oversight. As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that details the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the full Board reviews the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities or losses on at least an annual basis. The Board is committed to having individuals experienced in risk management on the Audit Committee, as well as on the full Board.

Meetings. The Board of Directors met five times during 2015. The Board’s standing committees met the number of times shown in parentheses: Executive (0), Audit (4), Corporate Governance (4), Finance and Pension (3), and Compensation and Organization (4). The members of the Board serve on the committees described in their biographical material on pages 2-5. In 2015, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served that have been held since the director became a member of the Board or the applicable committees. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all of the members of the Board of Directors attended the 2015 Annual Meeting.

Director Independence. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Lundgren, are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance and Compensation and Organization Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Executive Committee. The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors. The Executive Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Audit Committee. The Audit Committee has sole authority to appoint or replace the Company’s independent auditing firm and is directly responsible for the compensation and oversight of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee nominates the Company’s independent auditing firm, reviews the scope of the audit, approves in advance audit and non-audit services, and reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the Company’s independent auditing firm. The Audit Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee. The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Audit Committee has issued a standing invitation to all members of the Board of Directors to attend Audit Committee meetings. The Board of Directors has determined that Patrick D. Campbell, Anthony Luiso and Marianne M. Parrs meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards. The Audit Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board of Directors as to Board membership and considers names submitted to it in writing by shareholders as well as recommendations from third party search firms, current directors, Company officers, employees and others. The Corporate Governance Committee recommends directors for Board committee membership and committee chairs, and recommends director compensation. The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.” The Corporate Governance Committee has taken the lead in articulating the Company’s corporate governance guidelines and establishing a procedure for evaluating Board performance. The Corporate Governance Committee also approves policy guidelines on charitable contributions. The Company’s Bylaws require that every director be a shareholder of the Company. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the desired attributes of individual directors are: integrity and demonstrated high ethical standards; experience with business administration processes and principles; the ability to express opinions, raise difficult questions, and make informed, independent judgments; knowledge, experience, and skills in at least one specialty area (such as accounting or finance, corporate management, marketing, manufacturing, technology, information systems, international business, or legal or governmental affairs); the ability to devote sufficient time to prepare for and attend Board meetings; willingness and ability to work with other members of the Board in an open and constructive manner; the ability to communicate clearly and persuasively; and diversity with respect to other characteristics, which may include, at any time, gender, ethnic background, geographic origin, or personal, educational and professional experience.

The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Corporate Governance Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com.

Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors should, as set forth in the Company’s Bylaws, send written notice to the Secretary of the Company to be received at its principal executive offices at least 90 days but no more than 120 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting, which notice should set forth (i) the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person, (iii) a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected, and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination.

Compensation and Organization Committee. The Compensation and Organization Committee (the “Compensation Committee”), with the assistance of its compensation consultant and other advisors, periodically conducts on-going evaluations of existing executive compensation programs and administers the Company’s executive compensation plans. The Compensation Committee met four times during 2015 and met in executive session at the end of each of those meetings to review different aspects of the Company’s executive compensation programs. The Compensation Committee has retained Pay Governance LLC as an independent compensation consultant to advise the Compensation Committee. Representatives from Pay Governance LLC were present at all of the meetings of the Compensation Committee in 2015. No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and process followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described below under the heading “Executive Compensation.” The Board of Directors has made the determination that all of the members of the Compensation Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com. The following persons served as members of the Compensation Committee during 2015: Andrea J. Ayers, George W. Buckley, Carlos M. Cardoso, Benjamin H. Griswold, IV, Marianne M. Parrs and Patrick D. Campbell (Chair).

Finance and Pension Committee. The Finance and Pension Committee advises in major areas concerning the finances of the Company and oversees the Company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans. The Board of Directors has made the determination that all of the members of the Finance and Pension Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards.

Director Compensation. The Company pays its directors who are not employees of the Company or any of its subsidiaries an annual retainer and pays an additional fee to those non-employee directors who serve as committee chairs and to the Lead Independent Director. The annual retainer fee paid to non-employee directors during 2015 was $125,000. In addition, fees for committee chairs were $20,000 per year for the chairs of the Audit Committee and the Compensation Committee and $15,000 per year for the chairs of the Corporate Governance Committee and the Finance and Pension Committee. The Lead Independent Director fee was $25,000 per year. Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate. The Company also grants its non-employee directors Restricted Stock Units with dividend equivalent rights pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors (the “Director RSU Plan”). These Awards are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. On April 16, 2015, each non-employee director of the Company received 1,291 Restricted Stock Units with dividend equivalent rights pursuant to the Director RSU Plan. Directors may also receive Company products with an aggregate value of up to $5,000 annually.

Stock Ownership Policy for Non-Employee Directors. The Board maintains a Stock Ownership Policy for Non-Employee Directors, a copy of which can be found on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com. Pursuant to that policy, Directors are required to defer their fees in the form of Company common stock until they acquire, and maintain in accordance with the Policy, shares having a value equal to 500% of the annual cash retainer.

Executive Sessions and Communications with the Board. Pursuant to the Corporate Governance Committee Charter, the Lead Independent Director presides over executive (non-management) meetings of the Board. Shareholders or others wishing to communicate with the Lead Independent Director, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053, or by calling the Company’s Ethics Hotline, an independent toll-free service, at 1-800-424-2987 (extension 53822).

Business Conduct Guidelines. The Company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees and a Code of Ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or otherwise upon written request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Director Continuing Education. The Company regularly provides directors with continuing education on a variety of topics. In 2015, subjects covered with Board members included current trends in corporate governance, executive compensation, cyber security and enterprise risk management. In addition, the Company provided all directors with a subscription to Agenda, a weekly publication that focuses on governance issues of interest to directors of public companies.

Related Party Transactions. Pursuant to the Company’s Business Conduct Guidelines, employees, officers and directors are required to bring any potential conflict of interest, including any proposed related party transaction involving a related person as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines the appropriate action in consultation with appropriate members of management. Where a proposed transaction involves a Related Person, the General Counsel discusses the reasons for the transaction with appropriate members of management. In the event management believes it is in the best interest of the Company to proceed with the transaction, the proposed transaction is brought to the attention of the Board for its review and approval.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 19, 2016, except as shown in this table.

	(2) Name and address of	(3) Amount and nature of		(4) Percent of
(1) Title of class	beneficial owner	beneficial ownership		class
Common Stock	BlackRock, Inc.	11,614,948	(9,473,246 sole voting	7.8%
$2.50 par value	55 East 52nd Street		power; 11,614,948 sole
	New York, NY 10055		dispositive power)

Common Stock	The Vanguard Group	10,312,477	(277,338 sole voting	6.88%
$2.50 par value	100 Vanguard Blvd.		power; 15,600
	Malvern, PA 19355		shared voting power;
10,016,477 sole
dispositive power;
296,000 shared
dispositive power)

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 19, 2016.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 19, 2016, the executive officers, nominees, and directors as a group owned beneficially 1.8% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 19, 2016 with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 28, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

	Common Shares		Percent of
Name	Owned		Class Owned
Donald Allan, Jr.	135,375	(1)(6)	*
Jeffery D. Ansell	57,269	(1)(4)(5)	*
Andrea J. Ayers	1,330	(3)	*
George W. Buckley	15,351		*
Patrick D. Campbell	13,858	(3)	*
Carlos M. Cardoso	13,764	(3)	*
Robert B. Coutts	16,447	(3)	*
Debra A. Crew	2,823	(3)	*
Benjamin H. Griswold, IV	50,000		*
Michael D. Hankin	0		*
James M. Loree	566,820	(1)(2)(4)	*
Anthony Luiso	76,206	(3)	*
John F. Lundgren	1,040,369	(1)(2)	*
Marianne M. Parrs	8,385	(3)(5)	*
Robert L. Ryan	11,154	(3)(5)	*
John H. Wyatt	70,374	(1)	*
Directors, nominees and executive officers as a group (28 persons)	2,713,509	(1)–(6)	1.8%

*	Less than 1%
(1)

Includes shares that may be acquired through the exercise of stock options on or before April 19, 2016 as follows: Mr. Allan, 70,000; Mr. Ansell, 30,000; Mr. Loree, 240,850; Mr. Lundgren, 262,500; Mr. Wyatt, 37,162; and all executive officers as a group, 864,413. Includes shares to be delivered pursuant to the Company’s 2013 – 2015 performance award program as follows: Mr. Allan, 8,691; Mr. Ansell, 7,997; Mr. Loree, 25,936; Mr. Lundgren, 50,640; Mr. Wyatt, 3,324; and all executive officers as a group, 126,724.

(2)

Includes stock options that would vest upon retirement as follows: Mr. Loree, 125,000; Mr. Lundgren, 187,500; and all executive officers as a group, 509,375. Includes RSUs that would vest upon retirement as follows: Mr. Loree, 34,525; Mr. Lundgren, 51,787; and all executive officers as a group, 140,933.

(3)

Includes the share accounts maintained by the Company for those of its directors who have deferred director fees as follows: Ms. Ayers, 1,330; Mr. Campbell, 13,858; Mr. Cardoso, 13,764; Mr. Coutts, 16,447; Ms. Crew, 2,823; Mr. Luiso, 9,714; Ms. Parrs 4,385; Mr. Ryan, 9,093; and all directors as a group, 71,415.

(4)

Includes shares held as of February 19, 2016 under the Company’s savings plan (the Stanley Black & Decker Retirement Account Plan), as follows: Mr. Ansell, 1,306; Mr. Loree, 699; and all executive officers as a group, 5,159.

(5)	Includes shares held through revocable trusts as follows: Mr. Ansell, 35,456; Mr. Ryan, 2,061; and shares held through Grantor Retained Annuity Trusts as follows: Ms. Parrs, 3,800.
(6)	Includes restricted share unit accounts maintained by the Company as follows: Mr. Allan, 4,000; and all executive officers as a group, 4,000.

Audit Committee Report

In connection with the financial statements for the fiscal year ending January 2, 2016, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee Anthony Luiso (Chair) George W. Buckley Patrick D. Campbell Benjamin H. Griswold, IV Marianne M. Parrs

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

Compensation and Organization Committee Patrick D. Campbell (Chair) Andrea J. Ayers George W. Buckley Carlos M. Cardoso Benjamin H. Griswold, IV Marianne M. Parrs

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This CD&A will provide you with an overview and explanation of:

●	our compensation programs and policies for our named executive officers;
●	the material compensation decisions made by the Compensation Committee under those programs and policies; and
●	the material factors that the Compensation Committee considered in making those decisions.

EXECUTIVE SUMMARY

Fiscal 2015 Business Highlights

The Company’s performance was strong in 2015, with a 10% increase in diluted earnings per share from continuing operations, 9.2 working capital turns, organic sales growth of 6%, and continued strong operating cash flow. This strong performance is reflected in our share price, which increased from a closing price of $96.02 on the last day of the 2014 fiscal year to $106.73 on the last day of the 2015 fiscal year. Our strong performance has allowed us to return capital to our shareholders through a dividend increase and share repurchases, and translated into a total shareholder return of 13% for the 2015 fiscal year.

Performance Over the Last Three Years

Approximately half of our long term incentive awards to named executive officers are based on three year performance cycles; the balance are equity awards that vest over a four year period. Over the last three fiscal years, we have seen revenue growth approaching 12%, from $10.0 billion for the 2012 fiscal year to $11.2 billion in 2015, an increase in our share price from a closing price of $73.97 on the first business day of our 2013 fiscal year to a closing price of $106.73 on the last business day of the 2015 fiscal year; and a total shareholder return, over this three year period, of 51%.

Performance Since Announcement of the Merger with Black & Decker

Equity awards that vested during 2015 included awards granted to certain executives in connection with the 2010 Merger of The Stanley Works and The Black & Decker Corporation. Those of our shareholders who held shares in either company when we announced the Merger in November 2009 have seen significant return on their investment, as the chart below reflects.

Our Pay-for-Performance Philosophy

Our compensation programs are designed to incentivize our employees to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders. As depicted in the charts below, approximately 75% – 90% of our executives’ target compensation opportunity is variable, tied directly to the achievement of financial goals or share price performance. The result has been strong pay for performance alignment.

CEO / COO	Senior Vice Presidents

The rewards earned by our executives in 2015 reflect our achievement relative to our pre-established goals, including:

●

Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units and an annual portion of our long-term retention grants), we found that our executives’ pay is strongly aligned with our compensation philosophy as well as our operational and total shareholder return (“TSR”) performance, measured relative to our compensation peer group.

○

Pay Opportunity: Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the 50th percentile of our peer group. Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk.

○

Pay and Performance: An analysis of realizable pay, as a percentage of targeted pay opportunity, over the most recently available three-year period (2012 – 2014) for the Chief Executive Officer and other named executive officers showed strong alignment with our TSR performance. In this three-year period, in which our TSR and pro-forma composite financial performance were at the 17th and 32nd percentile, respectively, CEO realizable pay was at the 31st percentile in our peer group. Realizable pay for our other named executive officers, in the aggregate, was at the 63rd percentile relative to our compensation peers; excluding the special retention awards made to Messrs. Allan and Ansell in 2014, it was at the 44th percentile.

●

Annual Incentive Compensation – Management Incentive Compensation Awards (“MICP Awards”): The Company’s performance in 2015 resulted in a weighted payout across all measures of 134.9% – 153.7% of target for the Company’s named executive officers, as detailed on page 19.

●

Long-Term Incentives – Performance Units: The Company’s performance during the 2013 – 2015 performance cycle resulted in a weighted average goal achievement across all measures of 110.1% of target, as detailed on page 23. Over the three year performance period we achieved TSR at the 67th percentile of the LTIP peer group.

●

Long-Term Incentives – Time Based Stock Awards and Stock Options: We also provide our executives an annual equity grant, comprised of time-vested restricted stock units and stock options, which represents approximately one-third of target annual total pay for our named executive officers, on average, and supports the retention and stability goals within our program while also maintaining alignment with shareholders as the value of restricted stock units and stock options is tied to our share price.

Strong Governance Practices

Our Compensation Committee has implemented executive compensation policies and practices that align with market-leading best practices:

✓	Rigorous stock ownership guidelines of 10x base salary for our Chairman and Chief Executive Officer, 5x for our President and Chief Operating Officer and Chief Financial Officer, and 3x for all other executive officers.
✓	Holding period requirement of one year after vesting of restricted stock units or the exercise of stock options to further align executive ownership with shareholder returns.
✓	Company will not enter into change-in-control severance arrangements that contain excise tax gross-ups and does not provide tax gross-ups on perquisites.
✓	Double trigger vesting provisions requiring both the occurrence of a change in control of the Company and termination of employment in order for replacement awards to vest under our annual Management Incentive Compensation Plan and our Long-Term Incentive Compensation Plan.
✓	Compensation program risk assessment conducted annually and reviewed by the Compensation Committee.
✓	Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances.
✓	Policies prohibiting hedging and discouraging pledging of Company stock.
✓	Executive compensation opportunity is benchmarked at the 50th percentile of our peers.
✓	Chief Executive Officer long-term incentive compensation mix historically has been at least 50% performance units.
✓	Dividend equivalents are paid on equity compensation awards only if the underlying award is earned or vested.
✓	Long-Term Incentive Compensation Plan expressly prohibits option re-pricing and cash buyouts of “out-of-the-money” options without shareholder approval.
✓	Realizable pay analysis is conducted to demonstrate the impact of performance on pay actually realizable to our Named Executive Officers.
✓	Internal pay ratio between our Chairman and Chief Executive Officer and our President and Chief Operating Officer is not excessive.

Say on Pay Advisory Vote Outcome

The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by the Say on Pay vote in each of the last three years, in which over 94% of those who voted supported our Management Say on Pay proposal, and determined that our executive compensation programs are designed to reward pay for performance.

At the 2016 Annual Meeting of Shareholders, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results of these annual advisory votes in the governance and design of executive compensation programs as it evaluates what is in the best interest of the Company’s shareholders.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Compensation Philosophy

The Compensation Committee believes that aggregate expenditures for executive base salaries should be managed to the median of salary expenditures when compared to comparable companies. The Compensation Committee also believes that annual and long-term incentive compensation expenditures should be targeted at median market levels. Targeting the market median, while giving executives the opportunity to earn more (or less) than this amount based on Company performance, helps to ensure that the Company can attract and retain the high caliber of executive talent it seeks. In 2015, the Compensation Committee reviewed market data and other information presented by Pay Governance LLC (“Pay Governance”), its compensation consultant, and by Willis Towers Watson. The Compensation Committee found that, on average for the named executive officers, annual compensation (at target opportunity) was slightly above the intended median positioning.

	Base Salary	Target Total Cash	Target Total Compensation
Targeted Positioning	median	median	median
Actual Positioning vs.
Peer Group	3% above median	9% above median	3% above median

Use of Peer Companies and Benchmarking

Our Compensation Committee annually reviews market data compiled by Willis Towers Watson to ensure that compensation levels are in line with the labor markets in which we compete for executive talent. The primary set of market data comes from the compensation information publicly filed by the following 16 companies (our “Peer Group”). The median 2015 revenue of these 16 companies was $12 billion, and the median market cap as of the end of 2015 was $13.2 billion, as compared to 2015 revenue for the Company of $11.2 billion and market cap for the Company at the end of 2015 of $16.4 billion.

Danaher Corp.	Newell Rubbermaid
Dover Corp.	Parker Hannifin
Eaton Corp.	Sherwin Williams
Emerson Electric	SPX Corp.*
Illinois Tool Works	Textron
Ingersoll-Rand	Tyco International
Jarden Corp.	Whirlpool Corp.
Masco Corp.	W.W. Grainger
* SPX Corp. split into two companies during 2015 and, accordingly, the Company is evaluating a replacement for SPX in its Peer Group for future years.

These data points create ranges of compensation values that the Compensation Committee considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

Role & Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually reviews detailed compensation data for each named executive officer. The data includes an overview of annual compensation and benefit values offered to each executive, the value of all outstanding equity awards, the accrued value of retirement benefits, and the amount of the Company’s other obligations in the event the executive’s employment terminates under various circumstances, including death, disability, involuntary termination without cause, or in connection with a change in control of the Company.

Monitors and Evaluates Executive Compensation

Each year, the Compensation Committee reviews an analysis prepared by Willis Towers Watson of actual compensation received by the named executive officers and also the compensation realizable by our Chairman and Chief Executive Officer in relation to the performance of the Company. Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, the Compensation Committee, in consultation with our compensation consultants, assesses whether the Company’s incentive programs are working as intended and paying for performance.

Annually Reviews the Company’s Financial Performance

The Compensation Committee discusses compensation matters, other than those pertaining to the Chairman and Chief Executive Officer, with our Chairman and Chief Executive Officer and other management representatives, and meets in executive session with our independent compensation consultant, without management present, to evaluate management’s input. The Compensation Committee also solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

Discusses Compensation Matters

Performance goals for our performance award programs are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of a performance cycle. These goals are tied to the Company’s strategic business plan and operating budget, which are approved by our Board at or prior to the time the goals are set. The Compensation Committee evaluates the appropriateness of the proposed goals, and from time to time requests our independent compensation consultant to opine on the degree of difficulty inherent in achieving those goals. The Compensation Committee has final authority over goal-setting and approves the goals when satisfied that they are set at reasonable but appropriately challenging levels.

Establishes Performance Goals for the Company’s Short-Term and Long- Term Performance Award Programs

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has for several years retained the services of an independent compensation consultant. The Compensation Committee has retained Pay Governance to consult and advise on executive compensation issues since October 2011.

As advisor to the Compensation Committee, Pay Governance:

●	reviewed the total compensation strategy and pay levels for the Company’s named executive officers,
●	examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy,

●	informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and
●	provided general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chairman and Chief Executive Officer and senior executives.

Pay Governance works exclusively for the Compensation Committee and provides no other services to the Company.

DISCUSSION OF OUR 2015 EXECUTIVE COMPENSATION PROGRAM

Compensation Basics

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company and its shareholders. To that end, we seek to compensate our executives in a manner that:

●	is competitive;
●	rewards performance that creates shareholder value, while maintaining an appropriate balance between profitability and operational stability; and
●	encourages executives to drive efficiencies by using capital judiciously.

Type	Objective
Base Salary	Reflect the skill and experience that our executive officers contribute to the Company on a day-to-day basis.
Annual Incentive Compensation	Balance the complementary short-term goals of profitability and stability.
Long-term Incentives	Incentivize executives to achieve sustainable performance results and maximize long-term shareholder value.

Our Compensation Philosophy & Goals

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above-median compensation is delivered only when business results are strong and we have created value for our shareholders.

●

The Compensation Committee also believes, however, that it is important to pay base salaries that relate appropriately to each executive’s level of responsibility, talent and experience in order to provide financial predictability to the individual.

●

As illustrated in the Executive Summary, the mix of compensation between base salary, annual management incentive compensation and annual long-term incentive awards is targeted such that approximately 75% - 90% of our named executive officers’ target total annual compensation is variable and dependent on performance results.

●

The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits our shareholders over the long term.

How the Elements of Our Compensation Program Work

1. BASE SALARIES

The base salaries of our named executive officers are aligned with median market levels. Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk.

2. ANNUAL INCENTIVE COMPENSATION – MANAGEMENT INCENTIVE COMPENSATION PLAN

All of our executive officers, including the named executive officers, participate in annual incentive compensation programs under the Company’s 2012 Management Incentive Compensation Plan (“2012 MICP”). These programs are designed to:

●	balance the complementary short-term goals of profitability and operational stability; and
●	encourage our executives to maximize profitability and efficiency.

Target awards are set as a percentage of each officer’s base salary in effect at the beginning of the performance period	MICP metrics and resulting performance are based upon normalized earnings	MICP payouts vary from 0% to 200% of the target bonus opportunity depending on actual performance	Our named executive officers won’t receive a payout for a particular MICP metric in the event actual performance falls below threshold for that metric

For 2015, the named executive officer target bonus opportunities (as a percentage of base salary) were as follows:

Mr. Lundgren	150%
Mr. Loree	100%
Mr. Allan	100%
Mr. Ansell	100%
Mr. Wyatt	50%

The 2015 MICP program measures included:

●	earnings per share (“EPS”) weighted at 40%;
●	cash flow multiple (operating cash flow less capital expenditures divided by net earnings) weighted at 40%; and
●	organic sales growth (sales growth excluding foreign exchange and acquisition/divestiture impacts) weighted at 20%.

The Compensation Committee believes appropriate weighting of these three metrics supports the objective of maximizing profitability, efficiency and growth while promoting operational stability in our annual operating condition, as EPS, cash flow and organic sales growth are essential for the growth of high quality earnings and to sustain our strong financial condition.

Executives with group or divisional responsibility have additional goals that can include such measures as divisional operating margin, working capital management and division organic sales. The Compensation Committee believes including these measurements for those with group or divisional responsibility, and providing appropriate weight among all such metrics for these executives, provides incentive for such executives to exercise financial discipline while growing their businesses and to bear in mind the interests of the Company as a whole, rather than only those of the groups or divisions they oversee, as part of the decision making process.

MICP Payout for 2015 Performance

The corporate performance goals and results applicable to the MICP award program for the 2015 performance period are illustrated below:

EPS	Cash Flow Multiple	Organic Sales Growth

				2015 Actual
	Threshold	Target	Maximum	Result
EPS (GAAP)	$5.46	$5.75	$6.04	$5.92
Cash Flow Multiple	90%	105%	120%	98.6%
Organic Sales Growth	2.7%	3.7%	4.7%	5.5%

The weighting applied to each of these measures, potential bonus payouts and the bonuses earned by each of our named executive officers for 2015 performance are set forth in the table below. The bonuses earned by Messrs. Ansell and Wyatt are based on the corporate results set forth above and the results of the Tools & Storage business, weighted as reflected in the table below. The specific divisional operating margin, working capital and organic sales percent goals and results are not disclosed as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company does not disclose goals and results for specific divisions.

	Weighting of Measures
	Corporate			Group			Potential Bonus Payouts			Weighted Avg.
										Payout Earned on
		Cash	Organic	Operating	Working	Organic				All Measures
	EPS	Flow	Sales	Margin	Capital	Sales	Threshold	Target	Maximum	(% of target)	Payout
John F. Lundgren	40%	40%	20%	0%	0%	0%	$1,012,500	$2,025,000	$4,050,000	134.9%	$2,731,725
James M. Loree	40%	40%	20%	0%	0%	0%	$405,000	$810,000	$1,620,000	134.9%	$1,092,690
Donald Allan, Jr.	40%	40%	20%	0%	0%	0%	$312,500	$625,000	$1,250,000	134.9%	$843,125
Jeffery D. Ansell	20%	20%	10%	25%	15%	10%	$312,500	$625,000	$1,250,000	137.4%	$858,750
John H. Wyatt	10%	10%	5%	35%	15%	25%	$135,000	$270,000	$540,000	153.7%	$414,990

3. LONG-TERM INCENTIVE COMPENSATION

The Compensation Committee believes that establishing a culture of stock ownership is an effective way to incentivize executives to achieve sustainable performance results and maximize long-term shareholder value.

●

To that end, the Company is authorized to grant equity-based awards, including stock options, time-vesting restricted shares or units (“RSUs”), and performance-vesting shares or units (“performance units”) under its 2013 Long-Term Incentive Plan.

●

The Compensation Committee believes that the mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation values to shareholder value creation and financial results.

In 2015, the Company granted stock options, RSUs and performance units to its named executive officers as part of their regular compensation packages. The chart below summarizes the key elements of our long-term incentive compensation program:

Restricted Stock Units & Stock Options	●

The Compensation Committee believes stock options and RSUs are useful vehicles for rewarding management for successful share price appreciation, aligning their interests with shareholders, and bolstering retention.

	●	Stock options and RSUs vest in four equal annual installments on each of the first four anniversaries of the grant date.
	●	Stock options expire 10 years from the grant date.

Performance Units	●	Performance units are a key component linking pay with performance and aligning management with the Company’s key strategic initiatives.
	●	Designed to pay out at market-competitive levels only when we achieve and sustain profitability and market return goals over three years.
	●	40% of performance unit payouts are contingent upon improvement in CFROI, 35% on EPS growth, and 25% on TSR relative to our peers.
●

The weighting of these goals is designed to encourage participants to focus first on cash flow return on investment, second on long-term profitability, and third on value creation relative to our peers.

●

This approach recognizes that stock returns typically take longer to develop versus earnings and that relative TSR, while an important assessment of long-term performance, is not as directly influenced by our management team.

How We Determine Performance Criteria

In 2014, the Compensation Committee revisited the performance goals for performance units, and replaced the goal based on return on capital employed (“ROCE”) with a goal based on cash flow return on investment (“CFROI”).

●

This change was made to align the performance goals for the 2014 – 2016 performance period with the Company’s objectives, by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments.

●	When making this change, the Compensation Committee determined that the CFROI goals would be no easier to achieve than the ROCE goals that had been established for prior performance cycles.
●

Like the performance units for the performance period commencing in 2014, performance units for the performance period commencing in 2015 will be earned or forfeited following the conclusion of a three year performance cycle depending on the achievement of pre-established EPS and CFROI performance goals for each year in the cycle and a three-year TSR goal.

The Compensation Committee includes EPS as a performance goal in both the annual incentive and long-term performance award program because it believes EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons.

●	The Compensation Committee does not want managers pursuing other short- or long-term goals without considering the effect of such goals on EPS.
●

The Compensation Committee also believes that using EPS as one of the goals in annual incentives provides the Compensation Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the long-term performance award.

●	Because each of the annual EPS goals contained in a given three-year long-term performance cycle is established in the first year of the cycle and the EPS goal for MICP is established each year, the target EPS goals for the second and third years of the long-term performance cycle are not likely to be the same as the target EPS goals for the corresponding years’ MICP programs.

●	Even in the first year of a cycle, when target EPS goals will match, the threshold and maximum EPS metrics will not be the same for annual and long-term awards because the range below and above target annual EPS is narrower for MICP awards than for long-term performance awards.

●	The Compensation Committee believes that the tighter range below and above target EPS for the MICP program is appropriate primarily due to the one-year time horizon.

The CFROI computation is defined as cash from operations plus after-tax interest expense divided by the two-point average of debt plus equity.

The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility.

While we may re-evaluate the measures used in the performance unit program in the future, or the weighting of those measures, we believe that CFROI, EPS, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

Performance goals for each
performance cycle are recommended
by management based on the
Company’s historical performance,
strategic direction, and anticipated
future operating environment, and
are generally established during the first
quarter of the performance cycle

Generally, the Compensation
Committee seeks to establish goals
such that the likelihood of missing the
target goal is at least as high as the
likelihood of achieving the target goal
based on reasonable assumptions and
projections at the time of grant

The Compensation Committee
considers management’s
recommended performance goals, the
Company’s performance to date and
strategic direction, and the nature of
the Company’s future operating
environment, and once satisfied with
the degree of difficulty associated
with goal achievement, approves
the targets for each performance cycle

The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Threshold, target and maximum EPS, ROCE and CFROI goals are established in the first year for each fiscal year, or portion thereof, for the performance period.

At the end of the performance period, a
weighted average payment is made based
on performance achieved by the end of
each fiscal year during the period relating
to these goals plus an amount related to
achievement of TSR goals.

The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to performance units than other officers and employees do because they have the greatest ability to influence the financial measures underlying the program. For Messrs. Lundgren and Loree, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in performance units.

The following table shows the 2014 and 2015 allocation of regular long-term incentive awards for our named executive officers:

	2015			2014
	Stock		Performance	Stock		Performance
	Options	RSUs	Units	Options	RSUs	Units
John F. Lundgren	22%	27%	51%	21%	28%	51%
James M. Loree	25%	31%	44%	23%	32%	45%
Donald Allan, Jr.	27%	34%	39%	25%	35%	40%
Jeffery D. Ansell	27%	34%	39%	25%	35%	40%
John H. Wyatt	29%	36%	35%	28%	37%	35%

The goals and resulting performance for the 2014 – 2016 performance cycle are based on normalized earnings; the goals for the 2015 – 2017 performance cycle are on a GAAP basis inclusive of routine restructuring charges. For competitive reasons, the Company does not disclose target goals for performance cycles that have not yet been completed. The threshold and maximum performance goals for the 2014 – 2016 and 2015 – 2017 performance cycles are as follows:

		EPS				ROCE	TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2014 - 2016	Year 1	$4.86	$5.94	Year 1	9.0%	11.0%
Performance	Year 2	$5.45	$6.67	Year 2	10.0%	12.0%	25th	75th
Cycle	Year 3	$6.09	$7.45	Year 3	11.0%	13.0%	percentile	percentile

		EPS				CFROI	TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2015 - 2017	Year 1	$5.18	$6.33	Year 1	12.4%	14.4%
Performance	Year 2	$5.61	$6.85	Year 2	12.6%	14.6%	25th	75th
Cycle	Year 3	$6.19	$7.57	Year 3	12.7%	14.7%	percentile	percentile

For the 2015 – 2017 performance cycle, the Compensation Committee determined that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal. The EPS goals for the first and second years of the 2015 – 2017 performance cycle are lower than those established for the same fiscal years in the 2014 – 2016 performance cycle primarily because of foreign exchange pressures.

The award opportunities associated with the 2014 – 2016 performance cycle are set forth in the Company’s March 6, 2015 Proxy Statement on page 20. The following table illustrates the award opportunities associated with the 2015 – 2017 performance cycle.

2015 – 2017 Performance Cycle

	Potential Performance Units Earned
	Threshold	Target	Maximum
John F. Lundgren	20,642	41,284	68,807
James M. Loree	10,321	20,642	33,028
Donald Allan, Jr.	3,186	6,371	12,742
Jeffery D. Ansell	3,186	6,371	12,742
John H. Wyatt	1,376	2,752	5,505

2013 – 2015 Performance Cycle

The goals, actual performance results and payouts associated with the recently completed 2013 – 2015 performance cycle are illustrated in the following two tables. The results achieved for the 2013 – 2015 performance cycle resulted in a weighted average goal achievement across all measures of 110.1% of target.* The actual weighted average payouts in shares as a percent of target are lower for Messrs. Lundgren and Loree than for the other named executive officers because the percentage difference between their respective target and maximum potential payouts is smaller than the spread for the other named executive officers.

					Goals
	EPS				ROCE					TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$4.98	$5.53	$6.08	$4.98	Y 1	9.7%	10.7%	11.7%	10.5%	25th percentile	50th percentile	75th percentile	67th percentile
Y 2	$5.30	$5.89	$6.48	$5.67	Y 2	10.0%	11.0%	12.0%	11.2%
Y 3	$5.79	$6.43	$7.07	$6.16	Y 3	11.0%	12.0%	13.0%	12.2%

*	In determining whether the EPS and ROCE performance goals were met for the 2013 – 2015 performance cycle, certain adjustments were made to remove the effects of restructuring and acquisition-related charges in each year, consistent with the terms of grant. The results shown in the foregoing table reflect these adjustments.

					Weighted
	Potential Performance Unit			Actual Payout	Average Payout
	Threshold	Target	Maximum	(shares)	(% of target)
John F. Lundgren	24,631	49,261	82,102	50,640	102.8%
James M. Loree	12,789	25,578	40,925	25,936	101.4%
Donald Allan, Jr.	3,947	7,894	15,789	8,691	110.1%
Jeffery D. Ansell	3,631	7,263	14,526	7,997	110.1%
John H. Wyatt	1,510	3,019	6,038	3,324	110.1%

Special Grant to Mr. Wyatt

On February 1 7, 2015, in connection with his promotion to the position of President, Sales & Marketing, Global Tools & Storage, Mr. Wyatt received a retention grant of 10,000 RSUs that will vest in full on November 1, 2016.

Benefits & Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high-caliber executive talent. To that end, the Company currently offers retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan, which are more fully described on pages 29 and 36-37, respectively. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program (now known as the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program). Those executives who were participants in the program prior to 2007, Messrs. Lundgren and Loree, retain this benefit. This Program is described on page 35.

Employment Agreements

Mr. Lundgren

The Company has followed the practice of entering into a written employment agreement with its chief executive officer for many years in order to provide continuity of leadership. Consistent with this practice, the Company entered into an employment agreement with Mr. Lundgren in March 2004, which was amended and restated on December 10, 2008 to comply with rules enacted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In 2009, Mr. Lundgren’s agreement was again amended and restated in connection with the Merger and became effective upon completion of the Merger on March 12, 2010. On January 13, 2013, the Company and Mr. Lundgren agreed that his employment agreement was to be construed and interpreted to reflect (i) that he had ceased to serve as the President of the Company and (ii) that effective March 13, 2013, he would assume the additional role and responsibilities of Chairman of the Board of the Company.

Mr. Loree

In connection with the Merger, the Company also entered into a written employment agreement with James M. Loree, as Executive Vice President and Chief Operating Officer, which became effective upon completion of the Merger on March 12, 2010. On January 13, 2013, the Company and Mr. Loree agreed that his employment agreement was to be construed and interpreted to reflect (i) that he had ceased to serve as Executive Vice President of the Company and (ii) that he now serves as President and Chief Operating Officer of the Company.

Mr. Wyatt

Prior to his promotion to the position of President, Sales & Marketing, Global Tools & Storage, in December 2014, John H. Wyatt was based in Belgium and was employed by a subsidiary of the Company. Consistent with European practice, Mr. Wyatt had executed an employment agreement with the subsidiary. On December 22, 2014, Mr. Wyatt entered into a new agreement with the Company to replace his prior agreement. That agreement was updated effective January 20, 2016 in connection with Mr. Wyatt’s promotion to President, Stanley Engineered Fastening.

Detailed descriptions of the employment agreements with Messrs. Lundgren, Loree and Wyatt are set forth under the heading “Executive Officer Agreements” on pages 37-39.

Change in Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers. Severance protections were established based on prevailing market practices when these agreements were put in place for each of our named executive officers. The severance benefits that would have been payable at January 2, 2016 to Messrs. Lundgren, Allan, Ansell, Loree and Wyatt in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 39. Golden parachute excise tax gross-ups have not been and will not be included in any new change in control or severance agreement or arrangement entered into after 2010.

Perquisites

The Company provides certain perquisites to its executive officers as part of its overall compensation program. These perquisites do not constitute a significant percentage of any executive’s total compensation package and are comparable to perquisites offered by the companies with whom the Company competes for talent. The perquisites currently provided are: financial planning services, life and long-term disability insurance, car allowance, home security system services, executive medical exams, and up to $5,000 of Company products for Mr. Lundgren and $2,000 of Company products for other executive officers as more fully set forth on page 29. Also detailed on page 29 are certain additional perquisites provided to Mr. Wyatt in connection with his relocation from Europe to the United States. The provision of financial planning services, life and long-term disability insurance, a car allowance and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides benefit to the Company in encouraging the Company’s executives to maintain their health and financial well-being. The Company provides home security services to certain executives to help ensure their safety and that of their families. The Company also permits limited personal use of corporate aircraft by certain executives. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products. The Company does not provide tax gross-ups on any perquisites.

OTHER COMPENSATION POLICIES & CONSIDERATIONS

Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment by executive officers in the Company better aligns their interests with those of the Company’s shareholders, the Company maintains a Stock Ownership Policy for Executive Officers. This policy requires stock ownership to reach the minimum levels laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. This policy also requires that executive officers hold the net after tax shares received upon vesting of RSUs or the exercise of stock options granted on or after February 14, 2012 for a period of one year post vesting or exercise, as applicable—even if the minimum ownership requirement is otherwise satisfied. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Minimum Ownership
CEO	1,000% of base salary
COO and CFO	500% of base salary
Other Executive Officers	300% of base salary

Timing of Stock Option and RSU Grants

Annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants other than those to French participants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant. The grant date for awards to French participants is the first date on which grants may be made consistent with French legal and tax requirements following the date on which annual grants are made to our other employees. The exercise price of stock options for French participants is the higher of the average of the high and low stock price on the date of grant and 80% of the average opening price on the New York Stock Exchange for the 20 days preceding the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. These are typically associated with promotions, hiring, acquisitions, or other significant business events that would likely have an adverse impact on our ability to retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated named executive officers employed at the end of the year (other than the Chief Financial Officer). The Company believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Hedging; Pledging

The Company’s Board of Directors has adopted a policy against hedging transactions and discouraging pledging transactions. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares must obtain the prior approval of the General Counsel. This policy is included in the Company’s Business Conduct Guidelines, which are available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Forfeiture of Awards in the Event of Restatement

The Board of Directors has adopted a “recoupment” policy relating to unearned incentive compensation of executive officers. Pursuant to this policy, in the event our Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board (or committee thereof) will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board (or committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Assessment of Risk Arising from Compensation Policies and Practices

The Company has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that the Company’s compensation practices and policies do not create such risks. This conclusion was based on the following considerations:

As discussed above on pages 18-19, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. For 2015, the corporate goals consisted of EPS, organic sales growth and cash flow multiple (operating cash flow less capital expenditures divided by net earnings); divisional managers had additional performance goals with respect to divisional operating margin, working capital management and group organic sales percent, each of which had been deemed by the Compensation Committee to be an important measure of divisional contribution to overall corporate success. Further, achievement of corporate goals is a significant component of the bonus determination for division managers and employees, making it unlikely any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals. While managers other than named executive officers might have individual performance goal targets as a component of their MICP award as well, achievement of individual goals would account for only a small percentage of the total bonus opportunity, making it unlikely that any individual would pursue achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs similarly are not likely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed above on pages 19-23, there are two elements to the Company’s long-term incentive programs: (i) grants of stock options and/or RSUs that vest over time (typically four years) and (ii) grants of performance units that vest based on performance over a specified period of time (typically three years). The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it unlikely that award recipients will pursue behaviors that create a material risk to the Company. Performance grants generally are earned based on achievement of corporate performance goals. A portion of each performance award is contingent on achieving stated levels in EPS during the performance period, a portion is based on targets relating to ROCE or CFROI, and a portion is contingent on achieving TSR relative to a peer group. As noted on pages 20-21, the Company believes that using EPS and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth; including TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether EPS and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved EPS and CFROI are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established targets. It also has the effect of eliminating any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as working capital turns and inventory turns objectives. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

Based on all of the above, the Company has concluded that its compensation policies and practices for its employees do not create risks that are likely to have a material adverse effect on the Company.

Summary Compensation Table

The table below summarizes the total compensation for the applicable periods for those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during the fiscal year ended January 2, 2016 (“fiscal year 2015”) and for the three most highly compensated executive officers of the Company serving as such at the end of fiscal year 2015 other than the CEO and CFO (collectively the “named executive officers”). Mr. Wyatt has not previously been one of the Company’s named executive officers; the compensation data included for Mr. Wyatt therefore covers only fiscal year 2015.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
Name and		Salary	Bonus	Award(s)	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	Total
John F. Lundgren,	2015	1,350,000	0	5,907,366	1,645,500	2,731,725	5,902,208	477,465	18,014,264
Chairman and CEO	2014	1,304,167	0	5,763,029	1,498,500	3,730,350	492,849	348,587	13,137,482
	2013	1,300,000	0	5,273,402	1,552,500	1,727,700	434,022	379,538	10,667,162

James M. Loree,	2015	835,000	0	3,279,902	1,097,000	1,092,690	0	261,732	6,566,324
President and COO	2014	810,000	0	3,276,946	999,000	1,549,530	2,887,907	229,185	9,752,568
	2013	810,000	0	2,976,181	1,035,000	717,660	2,825,465	190,579	8,554,885

Donald Allan, Jr.,	2015	647,500	0	1,164,881	438,800	843,125	0	138,274	3,232,580
Senior Vice President and	2014	625,000	0	4,021,229	399,600	1,218,750	0	128,241	6,392,820
CFO	2013	625,000	0	1,048,601	414,000	553,750	0	95,716	2,737,067

Jeffery D. Ansell,	2015	625,000	0	1,164,881	438,800	858,750	0	147,969	3,235,400
Senior Vice President and	2014	625,000	0	4,021,229	399,600	1,222,500	0	111,096	6,379,425
Group Executive,	2013	579,167	0	1,001,184	414,000	593,975	0	94,866	2,683,192
Global Tools & Storage

John H. Wyatt	2015	540,000	0	1,521,346	219,400	414,990	0	493,957	3,189,693
President, Stanley Engineered
Fastening

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all RSUs and performance awards granted during the fiscal years ended January 2, 2016, January 3, 2015, and December 28, 2013, respectively, in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The grant date fair value of performance award grants included in this column, assuming performance at maximum, for grants made in fiscal years 2015, 2014, and 2013, respectively, is as follows: Mr. Lundgren, $6,431,734/$6,205,643/$5,942,543; Mr. Loree, $3,063,017/$3,067,513/$2,940,154; Mr. Allan, $1,237,312/$1,243,860/$1,186,464; Mr. Ansell, $1,237,312/$1,243,860/$1,091,556; and Mr. Wyatt, $534,563. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers.

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended January 2, 2016, January 3, 2015, and December 28, 2013, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column reflect incentive compensation payable pursuant to the Company’s MICP for the 2015, 2014, and 2013 fiscal years, respectively.

Footnote to Column (h) of Summary Compensation Table
For each of Mr. Lundgren and Mr. Loree’s benefits under The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (“SERP”), the increase in the present value of the benefits can be attributed to the passage of time, benefits accrued, changes in plan provisions (see below), and changes in certain assumptions. See the footnote to Column (d) of the Pension Benefits Table on page 35 for the assumptions used in the calculations for fiscal year 2015.

Mr. Lundgren’s increase in 2015 resulted primarily from a previously disclosed amendment to the SERP. The SERP was amended on October 15, 2015 to change the lump sum actuarial adjustment factor. The Compensation Committee determined the amendment was appropriate because the lump sum actuarial factor in the SERP had not been updated in 14 years and the amendment would discourage participants from making certain types of elections that could have resulted in an increased cost to the Company. If Mr. Lundgren had changed his distribution election to receive a Joint and Survivor Annuity, as he was entitled to do, the present value of the accumulated benefit reported in this table would have increased by approximately $6.5 million and not be $5.9 million as reflected in the above disclosure.

The increase for Mr. Loree’s pension value in 2015 due to the passage of time and benefits accrued was more than offset by the increase in the discount rate assumption, so his pension value did not increase in 2015.

Footnote to Column (i) of Summary Compensation Table
This column reflects Company contributions and allocations in 2015 for Messrs. Lundgren, Allan, Ansell, Loree, and Wyatt under the Stanley Black & Decker Retirement Account Plan (matching and Core Account (as defined below)) and the Stanley Black & Decker Supplemental Retirement Account Plan (supplemental matching and supplemental Core), and Company costs related to life insurance premiums, car allowances, financial planning services, annual physicals, products acquired through the Company’s Product Programs, installation and maintenance of home security systems, and personal use of corporate aircraft, all as set forth in the table below, and certain transitional benefits paid to Mr. Wyatt in connection with his relocation to the United States as more fully described below. Certain contributions and allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan for Messrs. Lundgren and Loree will offset pension benefits as described on page 35.

	Defined						Home	Personal
	Contribution			Financial	Annual	Product	Security	Use of	Transition	Column (i)
	Plans	Insurance	Car	Planning	Physical	Program	System	Aircraft	Benefits	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
John F. Lundgren	389,401	40,114	23,000	11,000	0	1,310	2,119	10,521	0	477,465
James M. Loree	206,877	16,618	23,000	11,000	2,500	1,737	0	0	0	261,732
Donald Allan, Jr.	102,644	11,844	18,000	3,059	2,500	227	0	0	0	138,274
Jeffery D. Ansell	105,227	8,742	23,000	9,000	0	2,000	0	0	0	147,969
John H. Wyatt	63,989	24,529	7,667	0	0	2,000	0	0	395,772	493,957

The Transition Benefits paid to Mr. Wyatt in connection with his relocation to the United States, totaling $395,772, are as follows: (i) relocation related expenses ($178,631); (ii) allowance for incidental expenses ($10,000); (iii) income tax preparation costs ($22,467); (iv) housing allowance ($120,000); (v) travel benefit ($11,165); (v) incremental tuition costs ($8,953); and retirement benefit “make whole” ($44,556).

The Stanley Black & Decker Retirement Account Plan, an Internal Revenue Code Section 401(k) retirement plan that covers certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States, features two accounts, a Choice Account, and a Core Account.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For the 2013, 2014 and 2015 calendar years, a 50% matching allocation was provided on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Pay ordinarily includes salary, management incentive bonuses, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below.

The Core Account provides a retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Core Account is subject to investment direction by a participant. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40 - 54	4%
55 and older	6%

There also is a Core Transition Benefit allocation to the Core Account, during the five calendar years that begin with the 2011 year, for those individuals who are eligible for regular allocations to the Core Account during the year and, in addition, received Cornerstone allocations (the predecessor to the Core allocations) under the Stanley Account Value Plan during 2010 or who accrued benefits during 2010 under The Black & Decker Pension Plan (known, effective January 1, 2013 as the Stanley Black & Decker Pension Plan) or the Retirement Plan for Hourly-Rated Employees of Porter Cable Corporation (which was merged into the Stanley Black & Decker Pension Plan effective as of the close of business on December 31, 2012). Messrs. Lundgren, Allan, Ansell and Loree are eligible for this benefit. The Core Transition Benefit allocation increases an individual’s Core Allocation by the following percentages of pay (as described above and subject to the limits applied under the tax laws):

Age	2011	2012	2013	2014	2015
Less than 40	1%	1%	0.5%	0.5%	0.5%
40-54	1%	1%	0.5%	0.5%	0.5%
55 and over	3%	3%	1.5%	1.5%	1.5%

Allocations to a participant’s Core Account become 100% vested upon completing three years of service, except as described below. Effective January 1, 2011, a participant becomes fully vested in the matching allocations to the Choice Account and the allocations credited to the Core Account in accordance with these same rules, except that full vesting also applies upon reaching age 55 while employed by the Company or if, while employed by the Company, the participant dies or becomes disabled.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, effective January 1, 2011, if payments are made after a participant reaches age 70-1/2, the participant may elect instead to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program is described on page 35 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan is described on pages 36-37 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Grants of Plan Based Awards Table 2015 Grants

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended January 2, 2016, as well as the range of future payouts under non-equity incentive programs.

								All Other
								Stock	All Other			Grant Date
								Awards:	Option	Exercise		Fair Value
								Number	Awards:	or Base		of Stock
								of Shares	Number of	Price of	Closing	and
								of Stock	Securities	Option	Price at Date	Option
		Estimated Future Payouts Under			Estimated Future Payouts Under			or Units	Underlying	Awards	of Grant	Awards
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			(#)	Options (#)	($/Sh)	($/Sh)	($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
John F. Lundgren	February 16, 2015	1,012,500	2,025,000	4,050,000
	February 17, 2015				20,642	41,284	68,807					3,859,022
	December 4, 2015							18,750				2,048,344
	December 4, 2015								75,000	109.245	110.06	1,645,500

James M. Loree	February 16, 2015	405,000	810,000	1,620,000
	February 17, 2015				10,321	20,642	33,028					1,914,339
	December 4, 2015							12,500				1,365,563
	December 4, 2015								50,000	109.245	110.06	1,097,000

Donald Allan, Jr.	February 16, 2015	312,500	625,000	1,250,000
	February 17, 2015				3,186	6,371	12,742					618,656
	December 4, 2015							5,000				546,225
	December 4, 2015								20,000	109.245	110.06	438,800

Jeffery D. Ansell	February 16, 2015	312,500	625,000	1,250,000
	February 17, 2015				3,186	6,371	12,742					618,656
	December 4, 2015							5,000				546,225
	December 4, 2015								20,000	109.245	110.06	438,800

John H. Wyatt	February 16, 2015	135,000	270,000	540,000
	February 17, 2015				1,376	2,752	5,505					267,233
	February 17, 2015							10,000				981,000
	December 4, 2015							2,500				273,113
	December 4, 2015								10,000	109.245	110.06	219,400

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
The amounts set forth in these columns are (i) the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP covering the Company’s 2015 fiscal year. The bonuses payable, which are paid during the first quarter of 2016, are set forth in column (g) of the Summary Compensation Table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The performance awards identified in columns (f), (g) and (h) were awarded by the Board on February 17, 2015, and cover a performance period that commenced at the beginning of the Company’s 2015 fiscal year and expires at the end of the Company’s 2017 fiscal year. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, 40% is contingent on the achievement of cash flow return on investment, and 25% is contingent on total shareholder return.

The number of performance shares that each executive would be eligible to receive pursuant to these awards was determined by multiplying the executive’s base salary as of January 1, 2015 by the applicable performance factor, which ranged from 25% – 150% in the case of threshold performance, 50% – 300% in the case of target performance, and 100% – 500% in the case of maximum performance for the named executive officers, and dividing the resulting number by the average of the high and low price of Company stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The restricted stock awards identified in this column are (i) RSUs awarded on December 4, 2015 that will vest in four equal installments on the first four anniversaries of the date of grant and (ii) for Mr. Wyatt, a special RSU grant awarded on February 17, 2015 that will vest on November 1, 2016. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column are stock options granted on December 4, 2015 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). The 2013 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2013 Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. See footnote J of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures. The grant date fair value of performance award grants included in this column for the 2015-2017 performance award period, assuming performance at maximum, is as follows: Mr. Lundgren, $6,431,734; Mr. Loree, $3,063,017; Mr. Allan, $1,237,312; Mr. Ansell, $1,237,312; and Mr. Wyatt, $534,563.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options, option awards, and RSU awards held by the named executive officers on January 2, 2016.

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock that	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or other Rights That	Other Rights that
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John F. Lundgren	75,000	0	--	63.72	12/9/2020
	75,000	0	--	64.79	12/8/2021
	56,250	18,750	--	70.61	12/6/2022
	37,500	37,500	--	79.70	12/5/2023
	18,750	56,250	--	95.18	12/5/2024
	0	75,000	--	109.25	12/4/2025
						147,304	13,720,597
								44,266	4,724,487
								39,966	4,265,518

James M. Loree	15,850	0	--	33.35	12/9/2018
	50,000	0	--	49.02	12/9/2019
	50,000	0	--	63.72	12/9/2020
	50,000	0	--	64.79	12/8/2021
	37,500	12,500	--	70.61	12/6/2022
	25,000	25,000	--	79.70	12/5/2023
	12,500	37,500	--	95.18	12/5/2024
	0	50,000	--	109.25	12/4/2025
						82,938	7,517,849
								21,468	2,291,287
								19,922	2,126,222

Donald Allan, Jr.	20,000	0	--	63.72	12/9/2020
	20,000	0	--	64.79	12/8/2021
	15,000	5,000	--	70.61	12/6/2022
	10,000	10,000	--	79.70	12/5/2023
	5,000	15,000	--	95.18	12/5/2024
	0	20,000	--	109.25	12/4/2025
						60,589	5,933,020
								7,858	838,638
								7,686	820,273

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock that	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or other Rights That	Other Rights that
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffery D. Ansell	5,000	0	--	64.79	12/8/2021
	10,000	5,000	--	70.61	12/6/2022
	10,000	10,000	--	79.70	12/5/2023
	5,000	15,000	--	95.18	12/5/2024
	0	20,000	--	109.25	12/4/2025
						59,894	5,858,815
								7,858	838,638
								7,686	820,273

John H. Wyatt	12,750	0	--	67.23	10/16/2016
	1,912	0	--	69.31	4/17/2017
	2,500	0	--	63.72	12/9/2020
	5,000	0	--	64.79	12/8/2021
	7,500	2,500	--	70.61	12/6/2022
	5,000	5,000	--	79.70	12/5/2023
	2,500	7,500	--	95.18	12/5/2024
	0	10,000	--	109.25	12/4/2025
						23,590	1,183,656
								3,395	362,307
								3,164	337,640

Footnote to column (c)
All of the options identified in column (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)
The awards identified in this column are (i) time vesting RSUs that have not yet vested; (ii) the performance awards for the 2013 – 2015 performance program, which vested upon distribution in the first quarter of 2016 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 23; (iii) a portion of the performance awards for the 2014 – 2016 performance program, which will vest following the end of the performance period, based on performance between the $5.40 per share target and $5.94 per share maximum 2014 EPS goal and achievement of the 11.0% maximum 2014 CFROI goal, performance between the $5.45 per share threshold and $6.06 per share target 2015 EPS goal and achievement of the 12.0% maximum CFROI goal established for the 2014 – 2016 performance program; and (iv) a portion of the performance awards for the 2015 – 2017 performance program, which will vest following the end of the performance period, based on performance between the $5.75 per share target and $6.33 per share maximum 2015 EPS goal and performance between the 12.4% threshold and 13.4% target CFROI goal established for the 2015 – 2107 performance program. The number of time vesting RSUs granted to each executive that had not vested as of January 2, 2016 is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
John F. Lundgren	December 6, 2012		6,250
	December 5, 2013		10,715
	December 5, 2014		16,072
	December 4, 2015		18,750

James M. Loree	December 6, 2012		4,167
	December 5, 2013		7,143
	December 5, 2014		10,715
	December 4, 2015		12,500

Donald Allan, Jr.	December 6, 2012		1,667
	December 5, 2013		2,857
	December 5, 2014		4,286
	December 5, 2014	Vests in two equal installments on December 5, 2018 and December 5, 2019	30,000
	December 4, 2015		5,000

Jeffery D. Ansell	December 6, 2012		1,667
	December 5, 2013		2,857
	December 5, 2014		4,286
	December 5, 2014	Vests in two equal installments on December 5, 2018 and December 5, 2019	30,000
	December 4, 2015		5,000

John H. Wyatt	December 6, 2012		834
	December 5, 2013		1,429
	December 5, 2014		2,143
	February 17, 2015	Vests in full on November 1, 2016	10,000
	December 4, 2015		2,500

Awards under the 2014 – 2016 and 2015 – 2017 performance programs will vest when awards are distributed, which is generally during the first quarter following completion of the performance cycle. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to performance awards (i) at maximum for the 2015 EPS, CFROI and TSR components of the awards for the 2014 – 2016 performance program; and (ii) at maximum for the 2016 and 2017 EPS and TSR components, and at target for the 2016 and 2017 CFROI component of the awards for the 2015 – 2017 performance program. The awards for the performance periods ending at the end of fiscal years 2016 and 2017 vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period, following release of the Company’s financial statements. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability.

Option Exercises and Stock Vested During 2015 Fiscal Year

The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2015 fiscal year.

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
John F. Lundgren	225,000	23,621,805	200,588	19,605,737
James M. Loree	50,000	5,028,416	163,212	16,037,149
Donald Allan, Jr.	—	—	33,016	3,256,868
Jeffery D. Ansell	15,000	1,498,350	32,857	3,241,178
John H. Wyatt	—	—	4,035	431,030

Footnote to columns (d) and (e)
Shares acquired are time-vesting RSU and performance awards for the 2012 – 2014 performance period that vested upon distribution in February 2015. The figures reported for Mr. Loree also includes 40,000 deferred RSUs, the receipt of which had been deferred until the Company’s share price reached $100/ share. Figures reported include shares withheld to cover taxes.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
John F. Lundgren	The Stanley Black & Decker, Inc.
	Supplemental Executive Retirement Program	11.8	14,400,914	0

James M. Loree	The Stanley Black & Decker, Inc.
	Supplemental Executive Retirement Program	16.5	9,940,985	0

Donald Allan, Jr.	--	--	--	--

Jeffery D. Ansell	--	--	--	--

John H. Wyatt	--	--	--	--

Footnote to Column (b) of Pension Benefits Table

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program
The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (“plan”) provides benefits on a non-qualified basis to certain executive officers of the Company (“eligible employees”). Pursuant to amendments approved in 2007, the plan has been closed to new participants. Messrs. Lundgren and Loree are the only named executive officers who are eligible employees in this plan. Under this plan, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of average pay for each of the next five years of service. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. The benefit will be reduced by the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Benefits will be reduced by 0.167% for each month (i.e., 2% per year) that benefits commence prior to the participant’s attainment of age 60. Mr. Lundgren has elected to receive his benefit in the form of a lump sum. Mr. Loree has elected to receive his benefit in the form of a 100% joint and survivor annuity. Benefits are fully vested for both participants.

Footnote to Column (d) of Pension Benefits Table
The present value of the accumulated benefit of each named executive officer is based on the following assumptions: (i) that Mr. Lundgren will receive benefits in a lump sum, based on his written election, at his age at the fiscal year end, subject to a six-month delay, because Mr. Lundgren is a “specified employee” of the Company, as defined by Section 409A of the Internal Revenue Code (“Code”); (ii) that Mr. Loree will receive benefits in a 100% joint and survivor annuity, based on his written election, at the normal retirement age set forth in The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (age 60), delayed 5½ years (due to a six month delay because Mr. Loree is a “specified employee” of the Company), plus an additional five years in accordance with the applicable provisions of The Stanley Black & Decker, Inc. Supplemental Executive Retirement Plan and Code Section 409A (because Mr. Loree changed his form of payment election from a lump sum to an annuity in 2013); (iii) the individual will not die or withdraw funds before retirement; (iv) the adjusted RP-2014 mortality table and future mortality improvement scale; and (v) a discount rate of 4.17%.

Non-Qualified Defined Contribution and Deferred Compensation Plans

Under the terms of the Stanley Black & Decker Supplemental Retirement Account Plan, participants in the Company’s MICP, including its executive officers, may defer receipt of annual incentive awards, provided the election to defer receipt is made in the calendar year prior to grant of the award.

The following relates to the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan as it applies to named executive officers and certain other employees.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
John F. Lundgren	0	360,526	(40,336)	0	3,071,587
James M. Loree	83,500	178,002	60,560	0	3,943,229
Donald Allan, Jr.	32,375	81,718	3,292	0	1,400,129
Jeffery D. Ansell	43,750	84,303	(28,805)	0	1,579,728
John H. Wyatt	23,300	39,090	(679)	0	61,610

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The Company maintains the Stanley Black & Decker Retirement Account Plan, the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. The Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Mr. Allan is the only named executive officer with a balance in this plan. Certain employees, including the Company’s executive officers, may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Black & Decker Retirement Account Plan are limited due to certain provisions of the Internal Revenue Code and the regulations. The Stanley Black & Decker Supplemental Retirement Account Plan provides executive officers and certain other employees with benefits that cannot be provided under the Stanley Black & Decker Retirement Account Plan.

Effective January 1, 2011, an eligible employee may defer up to 50% of base salary and up to 100% of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Matching contributions are made under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions from up to 7% of the portion of compensation earned during the year that consists of salary and management incentive bonuses, including elective contributions made from such salary and management incentive bonuses under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Internal Revenue Code Section 125 or 401(k) that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan.

Effective January 1, 2011, supplemental Core allocations are made for certain participants in the Stanley Black & Decker Supplemental Retirement Account Plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core allocations, Core Transition Benefit allocations, and Additional Core Transition Benefit allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan. None of the named executive officers is eligible to receive Additional Core Transition Benefit allocations under the Stanley Black & Decker Supplemental Retirement Account Plan.

Effective January 1, 2011, all matching allocations credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching allocations that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee’s reaching age 55, becoming disabled, or death. Effective January 1, 2011, all Core allocations credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental Cornerstone allocations, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two or five year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested supplemental account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant. However, Mr. Lundgren’s vested accounts will be distributed at the time and in the form elected pursuant to the applicable provisions of his employment agreement. Mr. Loree’s vested accounts that are credited with funds attributable to his supplemental Cornerstone allocations, his supplemental Core allocations, his supplemental Core Transition Benefit allocations, and his pre-2016 elective deferrals and matching allocations will be distributed at the same time and in the same form as his benefit under The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program. However, pursuant to a change in election, if Mr. Loree separates from service or dies on or after December 22, 2016, his vested accounts that are credited with funds attributable to his pre-2016 elective deferral contributions and matching allocations will be distributed in a lump sum upon his separation from service, plus 10 ½ years (on account of the change in election and being a specified employee) or, if earlier, upon his death. Mr. Loree’s vested accounts attributable to elective deferral contributions and matching allocations credited for 2016 will be distributed in five annual installments commencing upon his separation from service, plus six months (because he is a specified employee) or, if earlier, upon his death.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
Participants in the Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2015, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund 13.13%; Blackrock Money Market Fund 0.20%; SSgA US Intermediate Government/Credit Bond Index Fund 1.07%; EB DL Non SL Aggregate Bond Index Fund 0.43%; SSgA US Inflation Protected Bond Index Fund (1.50)%; EB DL Non SL Stock Index Fund 1.34%; SSgA U.S. Total Market Index Fund 0.43%; SSgA US Extended Market Index Fund (3.44)%; SSgA Global Equity ex US Index Fund (5.55)%; Neuberger Berman Genesis Fund 0.41%; Dodge & Cox International Stock Fund (11.35)%; Blackrock LifePath Index Retirement Fund (1.34)%; Blackrock LifePath Index 2020 Fund (1.49)%; Blackrock LifePath Index 2025 Fund (1.59)%; Blackrock LifePath Index 2030 Fund (1.72)%; Blackrock LifePath Index 2035 Fund (1.84)%; Blackrock LifePath Index 2040 Fund (2.02)%; Blackrock LifePath Index 2045 Fund (2.15)%; Blackrock LifePath Index 2050 Fund (2.17)%; Blackrock LifePath Index 2055 Fund (2.16)%. Mr. Allan’s account under the Deferred Compensation Plan for participants in the Company’s Management Incentive Compensation Plan was credited with earnings at a rate of 3.13%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The amount set forth in column (e) represents the distribution of funds in the Stanley Black & Decker Supplemental Retirement Account Plan pursuant to the terms of that plan.

Executive Officer Agreements

Agreement with John F. Lundgren, Chairman and Chief Executive Officer

In February 2004, the Company entered into an employment agreement with Mr. Lundgren pursuant to which Mr. Lundgren agreed to serve as the Company’s Chairman and Chief Executive Officer. On December 10, 2008, the employment agreement was amended and restated primarily to comply with rules under Section 409A of the Code, governing time and form of payments. The changes did not generally affect the scope or amount of benefits Mr. Lundgren was entitled to receive under the employment agreement. On November 2, 2009, the employment agreement was again amended and restated in connection with the Merger. Mr. Lundgren’s amended and restated agreement became effective upon completion of the Merger on March 12, 2010, at which time Mr. Lundgren’s position was changed to President, Chief Executive Officer and a Director of the Company. On March 13, 2013, the Company and Mr. Lundgren agreed that his employment agreement is to be construed and interpreted to reflect (i) that he has ceased to serve as the President of the Company and (ii) that he has assumed the additional role and responsibilities of Chairman of the Board of the Company.

As provided in the amended agreement in connection with the Merger, on March 15, 2010 Mr. Lundgren received a special grant of 325,000 RSUs that vested in two equal installments on March 12, 2014 and March 12, 2015. Pursuant to his agreement, Mr. Lundgren’s annual base salary is subject to review for increase at least annually and may not be decreased except pursuant to across-the-board salary decreases similarly affecting all senior Company executives. Pursuant to the terms of his agreement, Mr. Lundgren is entitled to participate in the MICP with an annual target bonus opportunity equal to 150% of his annual base salary, a threshold bonus opportunity equal to 75% of his annual base salary, and a maximum potential award equal to 300% of his annual base salary and he is entitled to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 300% of his annual base salary, with a threshold potential annual performance award equal to 150% of his annual base salary and a maximum potential annual performance award equal to 500% of his annual base salary, and (b) annual awards of options to purchase 150,000 shares of Company common stock. Mr. Lundgren also is entitled to participate in all employee benefit plans as are generally made available to the Company’s senior officers.

Under his employment agreement, if Mr. Lundgren’s employment is terminated by the Company without cause or if Mr. Lundgren terminates his employment as a result of a constructive termination of employment, (i) Mr. Lundgren will receive a lump sum in cash equal to two times his annual base salary and target annual bonus opportunity; (ii) Mr. Lundgren and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iii) Mr. Lundgren will receive a pro rata target annual bonus in respect of the year in which the termination of employment occurs; and (iv) Mr. Lundgren will be subject to a twenty-four month non-competition and non-solicitation covenant.

As a condition to receiving the payments described above, Mr. Lundgren is required to execute a general release of claims. In addition, upon termination of his employment, the Company will provide Mr. Lundgren with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other retirees of the Company;

provided, however, the Company is not required to provide such access if Mr. Lundgren’s employment is terminated for cause. See the “Termination Provisions Summary” table on page 41, and the footnotes thereto, for information regarding payments which would have become payable to Mr. Lundgren if his employment had terminated effective January 2, 2016.

Agreement with James M. Loree, President and Chief Operating Officer

On November 2, 2009, in connection with the Merger, the Company entered into an employment agreement with James M. Loree, then Executive Vice President and Chief Operating Officer of the Company. Pursuant to the terms of the agreement, on March 15, 2010, Mr. Loree received a special grant of 200,000 restricted stock units that vested in two equal installments on March 12, 2014 and March 12, 2015. On January 13, 2013, Mr. Loree was elected by the Board of Directors to serve as President and Chief Operating Officer of the Company. As a result, the Company and Mr. Loree have agreed that his employment agreement is to be construed and interpreted to reflect (i) that he has ceased to serve as Executive Vice President of the Company and (ii) that he served as President and Chief Operating Officer of the Company.

Mr. Loree’s annual base salary is subject to review for increase at least annually and may not be decreased except pursuant to across-the-board salary decreases similarly affecting all senior Company executives. Pursuant to the terms of his agreement, Mr. Loree is entitled to participate in the MICP with an annual target bonus opportunity equal to 100% of his annual base salary, a threshold bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 200% of his annual base salary and to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 250% of his annual base salary, with a threshold potential annual performance award equal to 125% of his annual base salary and a maximum potential annual performance award equal to 400% of his annual base salary, and (b) annual awards of options to purchase 100,000 shares of Company common stock. Mr. Loree also is entitled to participate in all employee benefit plans as are generally made available to the Company’s senior officers.

Under his employment agreement, if Mr. Loree’s employment is terminated by the Company without cause or if Mr. Loree terminates his employment as a result of a constructive termination of employment, the employment agreement provides that (i) Mr. Loree will receive a lump sum in cash equal to two times his annual base salary and target annual bonus opportunity; (ii) Mr. Loree and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iii) Mr. Loree will receive a pro rata target annual bonus in respect of the year in which the termination of employment occurs; (iv) Mr. Loree shall be deemed to have attained service through the greater of his actual age as of the date of termination and age 54 for all purposes (including vesting and benefit accrual) under the Supplemental Executive Retirement Plan; and (v) Mr. Loree will be subject to a twenty-four-month non-competition and non-solicitation covenant.

As a condition to receiving the payments described above, Mr. Loree is required to execute a general release of claims. In addition, upon termination of his employment, the Company will provide Mr. Loree with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other retirees of the Company; provided, however, the Company is not required to provide such access if Mr. Loree’s employment is terminated for cause. See the “Termination Provisions Summary” table on page 42, and the footnotes thereto, for information regarding payments which would have become payable to Mr. Loree if his employment had terminated effective January 2, 2016.

Agreement with John H. Wyatt, President, Stanley Engineered Fastening

On December 22, 2014, the Company offered John H. Wyatt, a citizen of the United Kingdom who was then on assignment with a Belgian subsidiary of the Company serving as the Company’s President, CDIY Europe, a promotion to President, Sales & Marketing, Global Tools & Storage. As a condition to receiving the promotion, Mr. Wyatt was required to relocate to Towson, Maryland. Consistent with European practice, Mr. Wyatt had entered into an employment agreement with the Company’s Belgian subsidiary; that agreement was replaced by the terms set forth in the December 22, 2014 offer of employment (the “Offer Letter”) effective December 30, 2014.

Under the terms of the Offer Letter, Mr. Wyatt’s base salary has been set at $540,000 per year. Mr. Wyatt is entitled to participate in the MICP with an annual target bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 100% of his annual base salary and to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 50% of his annual base salary and a maximum potential annual performance award equal to 100% of his annual base salary, and (b) annual equity awards as determined by the Compensation & Organization Committee. Mr. Wyatt also would receive two special grants totaling 20,000 RSUs. The first of these grants was awarded in February 2015 and will vest on November 1,

2016. The second grant will be awarded in October 2016, provided Mr. Wyatt is still an active employee of the Company, and will vest in full on November 1, 2018. Mr. Wyatt also is eligible to participate in employee benefit plans generally available to the Company’s senior officers.

Mr. Wyatt also receives certain benefits tied to his relocation from Europe to the United States. These benefits include: an annual housing stipend of $120,000; a travel benefit capped at $18,000; reimbursement of incremental cost increases in tuition and boarding for Mr. Wyatt’s minor daughter’s education, until her graduation from high school; and “non-pensionable” compensation of $3,713 per month. These benefits will cease on December 31, 2017. Mr. Wyatt also received a one-time relocation allowance of $10,000 to defray incidental expenses not otherwise covered by the Company’s relocation policy, and will be reimbursed, pursuant to the Company’s relocation policy, for costs to move back to Europe upon termination of his employment other than a termination for cause by the Company or Mr. Wyatt’s voluntary resignation. Finally, the Company will pay for preparation of Mr. Wyatt’s personal income tax filings in the United States and other jurisdictions for the shorter of the lapse of equity instruments granted while in Europe or the duration of Mr. Wyatt’s employment. This benefit is offset against the $5,000 financial and estate planning benefit that would otherwise be available to an officer at Mr. Wyatt’s level.

On January 20, 2016, Mr. Wyatt was promoted to President of the Company’s Engineered Fastening business and, in connection with that promotion, was asked to relocate from Maryland to Connecticut. In connection with the January 2016 promotion, Mr. Wyatt’s target MICP bonus for the 2016 fiscal year is equal to 70% of his base salary and his maximum bonus is equal to 140% of his base salary, and his target opportunity under the Long-Term Performance Award program for performance periods beginning with the 2016 fiscal year will be 70% of his base salary with a maximum payout of 140% of base salary. The Company has agreed to reimburse Mr. Wyatt for his reasonable cost for Connecticut housing for up to 24 months, until he and his family move to Connecticut, and to assist with Mr. Wyatt’s relocation from Maryland to Connecticut pursuant to the Company’s standard relocation policy. The Company also has entered into a new Change in Control Severance Agreement with Mr. Wyatt effective February 17, 2016, the terms of which are described below.

Termination and Change in Control Provisions

The Company has adopted a separation pay policy applicable to executive officers and certain other members of management pursuant to which the Company will provide separation pay upon a termination of employment that is permanent, involuntary, initiated by the Company through no fault of the affected employee, and is the direct result of a job elimination or combination with another position. The purpose of the policy is to help affected individuals transition to new employment without any loss in base compensation for a specified period. Pursuant to this policy, subject to adjustment, as required to comply with Section 409A of the Code, a named executive officer who qualifies for separation pay under the policy would receive up to one year’s pay at his or her annual base salary at the date of termination, continued life, AD&D, medical, dental and vision insurance coverage through the end of the month in which he or she receives separation pay, provided he or she makes the necessary contributions, and would be allowed 180 days plus two calendar months to exercise any vested but unexercised stock options. Any employee who is at least 55 years of age and has at least 20 years of consecutive service with the Company at the time of termination also would be eligible to receive a special medical subsidy equal to 50% of normal COBRA costs for a maximum of 18 months. The separation pay policy would not apply to Messrs. Lundgren or Loree, whose severance would be governed by the terms of their employment agreements as described above.

The Company’s MICP, its 2001 and 2009 Long-Term Incentive Plans (the “2001 LTIP” and the “2009 LTIP,” respectively), the 2013 Long Term Incentive Plan (collectively with the 2001 LTIP and the 2009 LTIP, the “LTIPs”) and change in control severance agreements with each of Messrs. Lundgren, Loree, Allan, Ansell and Wyatt and other senior officers of the Company (“Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits upon the occurrence of a “Change in Control.”

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

With respect to awards granted pursuant to the 2001 LTIP and the 2009 LTIP prior to October 13, 2011, and LTIP and MICP awards granted after October 13, 2011 that are not assumed or replaced by a resulting entity, unless otherwise determined by the Compensation Committee at the time of grant of an award, upon the occurrence of a Change in Control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, pro rata, assuming achievement at target and all restrictions applicable to restricted stock and RSUs will immediately lapse.

With respect to awards granted after October 13, 2011, the LTIPs and the MICP generally provide for a so-called “double trigger” acceleration in connection with a change in control (each as defined in the applicable plan). Accordingly, no such awards would be accelerated if such awards are assumed or replaced by the resulting entity with an equivalent award and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

The Company initially entered into a Change in Control Agreement with Mr. Lundgren when he commenced employment on March 1, 2004, with Mr. Loree on May 9, 2003, and with Mr. Ansell on October 13, 2006. The Company entered into amended and restated Change in Control Agreements with each of the foregoing executives on December 10, 2008, in order to comply with the rules of Section 409A of the Code. The changes reflected in the amended and restated Change in Control Agreements do not generally affect the scope or amount of benefits the respective executive officer would be entitled to receive. The Company entered into the amended and restated Change in Control Agreement with Mr. Allan on February 23, 2009. The Forms of Change in Control Agreements executed with Messrs. Allan, Ansell, Loree and Lundgren are on file as exhibits to the Company’s Annual Report on Form 10-K for the year ended January 3, 2009. In 2012, the Company adopted a new form of Change in Control Agreement that does not include a tax gross up provision. On February 17, 2016, the Company entered into a Change in Control Agreement with Mr. Wyatt using the new form of agreement. The Form of Change in Control Agreement executed with Mr. Wyatt is on file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended January 2, 2016.

The Company’s Change in Control agreements provide for a two year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. In addition, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the Change in Control. In order to receive benefits under these agreements, an executive officer must incur a qualifying termination of employment during the term of the agreement. A qualifying termination of employment will generally occur if the executive officer’s employment is actually or constructively terminated within two years following a Change in Control. The agreements provide for the following upon a qualifying termination: (i) a lump sum cash payment equal to 3 times (for Messrs. Lundgren and Loree) and 2.5 times (for Messrs. Allan, Ansell and Wyatt) annual base salary; (ii) a cash payment equal to 3 times (for Messrs. Lundgren and Loree) and 2.5 times (for Messrs. Allan, Ansell and Mr. Wyatt) average annual bonus over the 3 years prior to termination; (iii) continuation of certain benefits and perquisites for 3 years (for Messrs. Lundgren and Loree) and 2.5 years (for Messrs. Allan, Ansell and Mr. Wyatt) (or, if shorter, until similar benefits are provided by the executive officer’s new employer); (iv) a payment reflecting the actuarial value of an additional 3 years of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company (for Messrs. Lundgren and Loree) and 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company (for Messrs. Allan, Ansell and Wyatt); and (v) outplacement services (with the cost to the Company capped at $50,000). Messrs. Lundgren, Loree, Allan and Ansell will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments. In accordance with the determination that excise tax gross ups would not be included in any change in control arrangements entered into after 2010, this provision was not included in Mr. Wyatt’s agreement, which was executed in 2016.

Set forth on pages 41-45 are tables setting forth the dollar amounts that would have been payable at January 2, 2016 under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $106.73, the closing price of Company common stock on December 31, 2015, which was the last trading day of the Company’s 2015 fiscal year, in calculating all amounts payable in respect of equity awards. The Company’s 2015 fiscal year ended January 2, 2016.

TERMINATION PROVISIONS SUMMARY
John F. Lundgren

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	6,750,000	12,239,775	0	0	0
Pro rata bonus for year
of termination	2,025,000	0	2,025,000	2,025,000	2,025,000	2,025,000	2,025,000
SERP/Retirement Plan	0	0	0	3,795,611	0	0	0
Supplemental Retirement
Account contributions	0	0	0	1,447,900	0	0	0
Executive benefits &
perquisites	0	0	0	117,000	0	0	0
Post-termination
life insurance	71,382	71,382	74,694	76,350	71,382	0	71,382
Post-termination health
& welfare	0	0	34,545	51,817	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	2,340,563	0	2,340,563	2,340,563	2,340,563	2,340,563	2,340,563
Vesting of restricted
stock units	5,527,227	0	5,527,227	5,527,227	5,527,227	5,527,227	5,527,227
Vesting of performance
shares	11,414,934	0	11,414,934	10,138,817	11,414,934	11,414,934	11,414,934
Total	21,379,106	71,382	28,166,963	37,810,060	21,379,106	21,307,724	21,379,106

TERMINATION PROVISIONS SUMMARY
James M. Loree

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	3,360,000	5,879,880	0	0	0
Pro rata bonus for year
of termination	840,000	0	840,000	840,000	840,000	840,000	840,000
SERP/Retirement Plan	826,454	826,454	826,454	3,756,157	826,454	5,060,818	826,454
Supplemental Retirement
Account contributions	0	0	0	679,591	0	0	0
Executive benefits &
perquisites	0	0	0	111,000	0	0	0
Post-termination
life insurance	106,960	106,960	110,272	111,928	106,960	0	106,960
Post-termination health &
welfare	0	0	43,449	65,173	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	1,560,375	0	1,560,375	1,560,375	1,560,375	1,560,375	1,560,375
Vesting of restricted
stock units	3,684,853	0	3,684,853	3,684,853	3,684,853	3,684,853	3,684,853
Vesting of performance
shares	5,793,785	0	5,793,785	5,236,174	5,793,785	5,793,785	5,793,785
Total	12,812,427	933,414	16,219,188	21,975,131	12,812,427	16,939,831	12,812,427

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	655,000	3,817,188	0	0	0
Pro rata bonus for year
of termination	0	0	843,125	655,000	843,125	843,125	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement
Account contributions	0	0	0	349,922	0	0	0
Executive benefits &
perquisites	0	0	0	97,500	0	0	0
Post-termination
life insurance	0	0	14,715	36,788	0	0	0
Post-termination health &
welfare	0	0	17,473	43,682	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	624,150	624,150	624,150	0
Vesting of restricted
stock units	0	0	0	4,675,841	4,675,841	4,675,841	0
Vesting of performance
shares	0	0	0	1,616,070	1,984,315	1,984,315	0
Total	0	0	1,530,313	11,966,141	8,127,431	8,127,431	0

TERMINATION PROVISIONS SUMMARY
Jeffery D. Ansell

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	625,000	3,791,854	0	0	0
Pro rata bonus for year
of termination	0	0	858,750	625,000	858,750	858,750	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement
Account contributions	0	0	0	346,406	0	0	0
Executive benefits &
perquisites	0	0	0	80,000	0	0	0
Post-termination
life insurance	0	0	10,495	26,236	0	0	0
Post-termination health &
welfare	0	0	19,775	49,438	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	624,150	624,150	624,150	0
Vesting of restricted
stock units	0	0	0	4,675,841	4,675,841	4,675,841	0
Vesting of performance
shares	0	0	0	1,548,723	1,910,167	1,910,167	0
Total	0	0	1,514,020	11,817,648	8,068,908	8,068,908	0

TERMINATION PROVISIONS SUMMARY
John H. Wyatt

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	540,000	1,791,394	0	0	0
Pro rata bonus for year
of termination	0	0	414,990	270,000	414,990	414,990	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement
Account contributions	0	0	0	237,854	0	0	0
Executive benefits &
perquisites	0	0	0	66,000	0	0	0
Post-termination
life insurance	0	0	162,060	163,402	0	0	0
Post-termination health &
welfare	0	0	20,653	41,305	0	0	0
Outplacement	0	0	0	50,000	0	0	0
Relocation	0	0	163,561	163,561	163,561	163,561	163,561
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	312,075	312,075	312,075	0
Vesting of restricted stock units	0	0	0	1,804,377	1,804,377	1,804,377	0
Vesting of performance shares	0	0	0	645,183	794,231	794,231	0
Total	0	0	1,301,264	5,545,151	3,489,234	3,489,234	163,561

Footnotes to Termination Provision Summary Tables

The Company entered into a new Change in Control Severance Agreement with Mr. Wyatt effective February 17, 2016, the terms of which are described above. The figures in this table reflect the terms of the Change in Control Severance Agreement that was in effect between Mr. Wyatt and the Company at fiscal year-end. That agreement, which was executed in 2013, provided for the following upon a qualifying termination: (i) a lump sum cash payment equal to two times annual base salary, (ii) a cash payment equal to two times average annual bonus over the three years prior to termination; (iii) continuation of certain benefits and perquisites for two years; (iv) a payment reflecting the actuarial value of an additional two years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company; and (v) outplacement services (with the cost to the Company capped at $50,000). The terms of the 2013 agreement are otherwise identical to those of the 2016 agreement.

The Company’s 2012 MICP, which applied to the awards that were outstanding at fiscal year-end, provides that, upon an occurrence of a change in control, payments will be made on a pro rata basis, assuming performance at target, as discussed above. The Company’s MICP provides that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability, death or retirement, payments will be made on a pro rata basis based on actual performance. Mr. Lundgren’s and Mr. Loree’s employment agreements provide that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability or death, bonus payments will be made on a pro rata basis assuming performance at target.

For the amount of benefits payable under the SERP/Retirement Plan to Mr. Lundgren, and the amount that would be payable at age 60 to Mr. Loree, see column (d) of the “Pension Benefits Table” on page 35. The amount reported in the “Termination Provision Summary Table” for Messrs. Lundgren and Loree represents the incremental value that would have been payable in the event of a termination at year end pursuant to the terms of the SERP/Retirement Plan and the Change in Control Severance Agreements in each scenario.

Benefits that Messrs. Lundgren and Loree would be entitled to receive if their employment were terminated by the Company without cause or if they were to terminate their employment as a result of a constructive termination of employment are described on pages 37-38 under the heading “Executive Officer Agreements.” The standard terms of the Company’s stock option and restricted unit awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate.

Under the terms of the Change in Control Severance Agreements between the Company and Messrs. Lundgren, Loree, Allan, Ansell and Wyatt in effect at fiscal year-end, these executives would be entitled to life, disability, health and accident insurance coverage for a period of 3 years (for Messrs. Lundgren and Loree), 2.5 years (for Messrs. Allan, and Ansell) or 2 years (for Mr. Wyatt) upon a termination without cause following a Change in Control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2015 multiplied by the appropriate period of time.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, the cost incurred by the Company for use of the car the executive is currently using, subject to the limits established by the Company as to the amount it will pay in any year, and an estimate of $5,000 per year as the cost of annual physicals. The relocation benefit for Mr. Wyatt reflects the Company’s best estimate of costs to relocate Mr. Wyatt and his family to the U.K. in certain termination scenarios, as provided in his Employment Agreement.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement, death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance for the performance period. The value included in the calculations for performance awards for the 2013 – 2015 performance period equals the amount distributed pursuant to these awards in February 2016. The value included for awards for the 2014 – 2016 and 2015 – 2017 performance periods reflect the following: Performance in 2014 was between the target and maximum EPS goals and at the maximum CFROI goal established for 2014 under the 2014 – 2016 performance program. Performance in 2015 was between the target and maximum EPS goals and at the maximum CFROI goal established for 2015 under the 2014 – 2016 performance program and was between the target and maximum EPS goals and between the threshold and target CFROI goals established for 2015 under the 2015 – 2017 performance program. The calculations with respect to distributions upon retirement, death or disability for the 2014 – 2016 and 2015 – 2017 performance periods include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on January 2, 2015, as well as a pro-rata bonus based on performance at target for the TSR component of the 2014 – 2016 and 2015 – 2017 programs.

Director Compensation

The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to our Board of Directors. Accordingly, the Chairman of the Corporate Governance Committee annually collects market data regarding director compensation and reviews that data with the Corporate Governance Committee. The Corporate Governance Committee then considers whether, in light of that data, any changes in the amount or manner in which the Company compensates its independent directors is appropriate, and provides its recommendation to the full Board. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation. See the discussion on page 8 under the heading “Director Compensation” for a description of the compensation provided to the non-employee directors of the Company.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Andrea J. Ayers	134,247	125,000	0	0	0	0	259,247
George W. Buckley	142,705	125,000	0	0	0	4,424	272,129
Patrick D. Campbell	146,442	125,000	0	0	0	0	271,442
Carlos M. Cardoso	125,000	125,000	0	0	0	5,000	255,000
Robert B. Coutts	140,000	125,000	0	0	0	3,689	268,689
Debra A. Crew	125,000	125,000	0	0	0	0	250,000
Benjamin H. Griswold, IV	130,822	125,000	0	0	0	0	255,822
Anthony Luiso	145,000	125,000	0	0	0	276	270,276
Marianne M. Parrs	125,000	125,000	0	0	0	3,397	253,397
Robert L. Ryan	140,000	125,000	0	0	0	59	265,059

Footnote to Column (c) of Director Compensation Table:
The amount set forth in column (c) reflects the grant date fair value of 1,291 restricted share-based grants, which must be settled in cash, with dividend equivalent rights that were granted to each director on April 16, 2015. The dollar amount associated with all outstanding restricted stock unit awards recognized for financial statement reporting purposes for the fiscal year ended January 2, 2016 in accordance with FASB Codification Topic 718—Stock Compensation was $1,100,000. See footnote J of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Director Compensation Table:
The amount set forth in column (g) reflects the cost to the Company of providing products to the Directors under the Directors Product Program.

In April 2004, the Company adopted a Restricted Stock Unit Plan for Non-Employee Directors. Pursuant to that Plan, the Company issues restricted share based grants that must be settled in cash to its non-employee directors; non-employee directors are not eligible to receive stock options under the Company’s existing equity plans. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end for each director is as follows:

	Aggregate Stock-Related Awards	Aggregate Option
Name	Outstanding (#)	Awards Outstanding (#)
Andrea J. Ayers	1,291	0
George W. Buckley	9,525	0
Patrick D. Campbell	11,525	0
Carlos M. Cardoso	13,525	0
Robert B. Coutts	13,525	0
Debra A. Crew	2,867	0
Benjamin H. Griswold, IV	9,525	0
Anthony Luiso	7,734	0
Marianne M. Parrs	13,525	0
Robert L. Ryan	9,525	0

ITEM 2—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, (“Ernst & Young”), as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2016 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors for the last 72 years. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2016 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2015, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2015. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific sub-categories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The aggregate fees billed to the Company by Ernst & Young for professional services in 2014 and 2015 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2014 and 2015 were $12,521,623 and approximately $12,526,630, respectively.

Audit Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2014 and 2015 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were $336,000 and approximately $886,080, respectively. Audit related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2014 and 2015 for professional services rendered for tax compliance, tax advice and tax planning were $5,302,904 and approximately $5,236,034, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. Ernst & Young did not bill the Company for any fees for services other than audit services, audit related services and tax services in 2014 or 2015.

ITEM 3—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2011 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on an advisory (non-binding) basis on the following resolution at the 2016 Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 15 to 46 of the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our post-Merger vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations. Here are the highlights of our 2015 named executive officer pay programs:

●	Company Performance in 2015: Company performance in 2015, as discussed in more detail in our January 28, 2016 earnings release was as follows:

●	revenues totaled $11.2 billion;
●	organic growth was 6%, compared to 5% in 2014;
●	operating margin increased to 14.2%;
●	diluted GAAP earnings per share totaled approximately $5.92, up 10% from 2014;
●	working capital turns were 9.2;
●	free cash flow totaled $871 million.

●	We Delivered Strong Shareholder Return in 2015: We attained double-digit total shareholder return of 13% in 2015 and recorded three-year annualized total shareholder return of 17%. Since the Merger was announced, the value of a share of Company common stock has increased by 136% for those who held The Stanley Works common stock and 188% for those who held Black & Decker common stock as discussed on page 12.For shareholders of both companies, the increase in value is above the 96% increase seen by investors in the S&P 500 over the same period of time and reflects the benefits the Company has realized through the efforts of the executive team and the employees they supervise.

●	The Board’s Responsiveness to Shareholders Resulted in a 94.1% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance “best practices” and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

●	Long-Term Performance Targets are Aggressive: Our record over the last five years shows that performance targets for our long-term performance award programs are not easily achievable, as evidenced by the fact that two of our last five long term incentive programs have paid out below target.

●	Pay for Performance Alignment is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance. To minimize incentives to achieve short term goals at long-term cost, our incentive programs for our named executive officers, and others, place a greater emphasis on, and provide greater rewards for, achievement of long-term goals. In the most recently available three-year period (2012 – 2014), when our composite financial performance was at the 32nd percentile relative to our peers, CEO realizable pay was at the 31st percentile in our peer group and realizable pay for our other named executive officers, in aggregate, was at the 44th percentile relative to our peers.

●	Target Compensation for our Named Executive Officers Reflects Market Conditions: We adjusted target compensation for our named executive officers in connection with the Merger in 2010 to reflect the increased complexity and responsibilities associated with leading a company of our combined size. Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the median percentile of our peer group.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement.

The result of the Say on Pay vote will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 4—SHAREHOLDER PROPOSAL

The following proposal was submitted by a shareholder of the Company. The Company is not responsible for the contents of the proposal. Shareholdings of the proposing shareholder, as well as its name and address, will be supplied promptly upon oral or written request.

Resolved: Shareholders of Stanley Black & Decker, Inc. ask the board of directors to adopt and issue a general payout policy that gives preference to share repurchases (relative to cash dividends) as a method to return capital to shareholders. If a general payout policy currently exists, we ask that it be amended appropriately.

Supporting Statement of Proposing Shareholder

Share repurchases as a method to return capital to shareholders have distinct advantages relative to dividends. Share repurchases should be preferred for the following reasons:

1)	Financial flexibility. Four professors from Duke University and Cornell University studied executives’ decisions to pay dividends or make repurchases by surveying hundreds of executives of public companies. They found that “maintaining the dividend level is on par with investment decisions, while repurchases are made out of the residual cash flow after investment spending.”[1] Further, in follow up interviews as part of the study, executives “state[d] that they would pass up some positive net present value (NPV) investment projects before cutting dividends.” The creation of long-term value is of paramount importance; I believe that repurchases have the distinct advantage that they do not create an incentive to forgo long-term value enhancing projects in order to preserve a historic dividend level.

2)	Tax efficiency. Share repurchases have been described in the Wall Street Journal[2] as “akin to dividends, but without the tax bite for shareholders.” The distribution of a dividend may automatically trigger a tax liability for some shareholders. The repurchase of shares does not necessarily trigger that automatic tax liability and therefore gives a shareholder the flexibility to choose when the tax liability is incurred. Shareholders who desire cash flow can choose to sell shares and pay taxes as appropriate. (This proposal does not constitute tax advice.)

3)	Market acceptance. Some may believe that slowing the growth rate or reducing the level of dividends would result in a negative stock market reaction. However, a study published in the Journal of Finance finds that the market response to cutting dividends by companies that were also share repurchasers was not statistically distinguishable from zero.[3] I believe this study provides evidence that there is market acceptance that repurchases are valid substitutes for dividends.

Some may worry that share repurchases could be used to prop up metrics that factor into the compensation of executives. I believe that any such concern should not interfere with the choice of optimal payout mechanism because compensation packages can be designed such that metrics are adjusted to account for share repurchases.

In summary, I strongly believe that adopting a general payout policy that gives preference to share repurchases would enhance long-term value creation. I urge shareholders to vote FOR this proposal.

Statement of Board of Directors Recommending a Vote Against This Shareholder Proposal

The Board believes that this shareholder proposal is not in the best interests of the Company’s shareholders. The Board regularly considers the amount and manner of cash distributions to shareholders, consistent with the Company’s objective of building long-term shareholder value through capital expenditures, acquisitions, share repurchases and dividends. The Board believes that its strategy has served its shareholders well, and that it remains the most effective approach to deliver the highest shareholder value. The adoption of the proposed payout policy would constrain the Board’s ability to allocate funds in a manner consistent with the Company’s objective.

The Company has a long-standing shareholder cash distribution strategy designed to maximize value for all shareholders using both dividends and share repurchases. The distribution strategy of the Company is intended to provide shareholders reliable and growing cash income over time through regular dividends—the Company has paid dividends continuously for the past 139 years and these dividends have increased for the last 48 years consecutively—and share appreciation created by reducing shares outstanding through opportunistic share repurchases. The Company executes share

____________________

1	http://www.sciencedirect.com/science/article/pii/S0304405X05000528
2	http://www.wsj.com/articles/companies-stock-buybacks-help-buoy-the-market-1410823441
3	http://www.afajof.org/details/journalArticle/2893861/Dividends-Share-Repurchases-and-the-Substitution-Hypothesis.html repurchases to capitalize on market conditions, such as equity market declines, and the availability of cash to repurchase shares when conditions are appropriate. Over the past five years, the Company has returned approximately $2.9 billion to shareholders, $1.4 billion in the form of dividends and $1.5 billion in the form of share repurchases. During that time period, the Company’s annual expenditures on share repurchases varied; it was as low as $4.9 million in 2010 and as high as $1.1 billion in 2012. The adoption of the proposed payout policy would restrict the Board’s ability to make the appropriate determination based on the relevant variables, including equity market conditions and the availability of cash.

The Company is committed to returning capital to shareholders and has previously stated its long-term capital allocation strategy to return approximately fifty percent of free cash flow to shareholders through dividends and opportunistic share repurchases with the balance being redeployed towards acquisitions. The Company’s dividend and repurchase history over the last decade has been consistent with this stated strategy.

Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

VOTING INFORMATION

Only shareholders of record as of February 19, 2016 are entitled to vote

The Company has only one class of shares outstanding. Only shareholders of record at the close of business on February 19, 2016, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 149,898,128 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

As long as holders representing at least a majority of the shares of Company common stock outstanding as of February 19, 2016 are present at the Annual Meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as the registered independent public accounting firm for the 2016 fiscal year will be approved and the compensation of the Company’s named executive officers will be approved on an advisory basis, if the number of votes cast in favor of each such proposal exceeds the number of votes cast against that proposal. The shareholder proposal that the Company adopt a general payout policy that gives preference to share repurchases (relative to cash dividends) as a method to return capital to shareholders also will be approved if the number of votes cast in favor of that proposal exceeds the number of votes cast against the proposal. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present. However, if a nominee in an uncontested election receives more votes “against” than “for” election, the term of that director will end on the earlier of (1) ninety (90) days or (2) the date the Board selects a successor; provided that the Board (excluding such nominee) will have the right to select any qualified individual to fill the vacancy (including, subject to the Board’s fiduciary duties to the Company, such nominee).

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 20, 2016, and follow the instructions provided on that site.

(2)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 20, 2016, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EDT, on April 20, 2016, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 18, 2016, and follow the instructions provided on that site.

(2)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 18, 2016, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, no later than 7:00 a.m. EDT on April 18, 2016, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting. Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●	First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 20, 2016.

●	Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in “street name.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

●	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name:”

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●	First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EDT on April 18, 2016, in order to revoke your prior instructions.

●	Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2016 fiscal year, “FOR” the approval, on an advisory basis, of the compensation of named executive officers, and “AGAINST” the shareholder proposal that the Company adopt a general payout policy that gives preference to share repurchases (relative to cash dividends) as a method to return capital to shareholders.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the election of directors, the “Say on Pay” advisory vote, and the shareholder proposal set forth in Item 4, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $13,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials, at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholder Proposals for the 2017 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2017 Annual Meeting must be received by the Secretary not later than November 9, 2016 for inclusion in the Proxy Statement and form of proxy relating to such meeting. A shareholder who otherwise intends to present business at the Company’s 2017 Annual Meeting must comply with the Company’s Bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first distributed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2016 Annual Meeting, submitted other than pursuant to Rule 14a-8, will not be timely if received by the Secretary before November 9, 2016 or after December 9, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Through inadvertence, the deposit of shares to the deferred compensation accounts of those Board members who defer their fees in the form of shares was reported four days late in March 2015 and one day late in September 2015. The Board members affected, and the total number of shares involved, are: Ms. Ayers, 733 deferred shares; Mr. Campbell, 752 deferred shares; Mr. Coutts, 714 deferred shares; Ms. Crew, 637 shares; Mr. Luiso, 637 deferred shares; and Mr. Ryan, 714 deferred shares. The Company has reviewed its processes with respect to these transactions and taken steps to prevent a recurrence.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT
Secretary

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

STANLEY BLACK & DECKER UNIVERSITY
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,	FROM MASSACHUSETTS OR BRADLEY
WATERBURY VIA I-84 EAST:	AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at first stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive). Right into
entrance, follow driveway to Stanley Black &
Decker University.

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive). Right into
entrance, follow driveway to Stanley Black &
Decker University.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Daylight Time, on April 18, 2016.
Vote by Internet
●	Go to www.envisionreports.com/SWK
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website
Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Confidentiality: your instructions to the trustee on how to vote the shares allocated to you under the Stanley Black & Decker Retirement Account Plan will be kept confidential.
I hereby instruct Wells Fargo Bank, N.A., as trustee of the Stanley Black & Decker Retirement Account Plan, to vote the shares allocated to my account under that Plan as follows:
Proposals — The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 and 3.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Andrea J. Ayers	☐	☐	02 - George W. Buckley	☐	☐	03 - Patrick D. Campbell	☐	☐
	04 - Carlos M. Cardoso	☐	☐	05 - Robert B. Coutts	☐	☐	06 - Debra A. Crew	☐	☐
	07 - Michael D. Hankin	☐	☐	08 - Anthony Luiso	☐	☐	09 - John F. Lundgren	☐	☐
	10 - Marianne M. Parrs	☐	☐	11 - Robert L. Ryan	☐	☐
		For	Against	Abstain
2.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2016 fiscal year.	☐	☐	☐	The Board of Directors recommends you vote AGAINST Proposal 4.
3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐			For	Against	Abstain
					4.	Approve shareholder proposal regarding general payout policy.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X
029ZJD

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy For Annual Meeting of Shareholders

April 20, 2016

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank, N.A., as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at the Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 20, 2016 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2016: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyblackanddecker.com).

(Items to be voted appear on reverse side.)

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Daylight Time, on April 20, 2016.
Vote by Internet
●	Go to www.envisionreports.com/SWK
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website
Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proposals — The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 and 3.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Andrea J. Ayers	☐	☐	02 - George W. Buckley	☐	☐	03 - Patrick D. Campbell	☐	☐
	04 - Carlos M. Cardoso	☐	☐	05 - Robert B. Coutts	☐	☐	06 - Debra A. Crew	☐	☐
	07 - Michael D. Hankin	☐	☐	08 - Anthony Luiso	☐	☐	09 - John F. Lundgren	☐	☐
	10 - Marianne M. Parrs	☐	☐	11 - Robert L. Ryan	☐	☐
		For	Against	Abstain
2.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2016 fiscal year.	☐	☐	☐	The Board of Directors recommends you vote AGAINST Proposal 4.
3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐			For	Against	Abstain
					4.	Approve shareholder proposal regarding general payout policy.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X
029ZGD

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 20, 2016

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, Robert L. Ryan, and John F. Lundgren or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 20, 2016 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3 LISTED ON THE REVERSE SIDE, AGAINST ITEM 4, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

(Items to be voted appear on reverse side.)

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.